Exhibit 4.4

DELL TECHNOLOGIES INC.

AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT

Dated as of September 7, 2016

i

ANNEXES

ANNEX A	–	FORM OF JOINDER AGREEMENT
ANNEX B	–	FORM OF SPOUSAL CONSENT
ANNEX C	–	FORM OF PUT NOTICE

ii

DELL TECHNOLOGIES INC.

AMENDED AND RESTATED

MANAGEMENT STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT is made as of September 7, 2016, by and among Dell Technologies Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)	Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and together with MD and their respective Permitted Transferees (as defined herein) that acquire DTI Common Stock (as defined herein), the “MD Stockholders”);

(b)	MSDC Denali Investors, L.P., a Delaware limited partnership and MSDC Denali EIV, LLC, a Delaware limited liability company (collectively, and together with their respective Permitted Transferees that acquire DTI Common Stock, the “MSD Partners Stockholders”);

(c)	Silver Lake Partners III, L.P., a Delaware limited partnership, Silver Lake Technology Investors III, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, and SLP Denali Co-Invest, L.P., a Delaware limited partnership (collectively, and together with their respective Permitted Transferees that acquire DTI Common Stock, the “SLP Stockholders,” and together with the MD Stockholders and the MSD Partners Stockholders, the “Sponsor Stockholders”); and

(d)	the Management Stockholders (as defined herein).

WHEREAS, certain of the parties are party to that certain Management Stockholders Agreement, dated as of October 29, 2013 and amended by Amendment No. 1 thereto dated as of July 14, 2014, Amendment No. 2 thereto dated as of July 21, 2014, and Amendment No. 3 thereto dated as of August 28, 2015 (the “Original Agreement”), and the parties desire to amend and restate the Original Agreement as set forth herein pursuant to Section 7.7 of the Original Agreement in order to incorporate the amendments to the Original Agreement and to reflect the occurrence of certain events that have transpired since the date of the Original Agreement, including the Merger (as defined below);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of October 12, 2015 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company, Dell Inc., a Delaware corporation (“Dell”), Universal Acquisition Co., a Delaware corporation and direct wholly owned subsidiary of Dell (“Merger Sub”) and EMC Corporation, a Massachusetts corporation (together with its successors and assigns, “EMC”), Merger Sub will be merged with and into EMC (the “Merger”), with EMC surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, upon the filing and effectiveness of the Company’s Fourth Amended and Restated Certificate of Incorporation, (i) each issued and outstanding share of Series A Common Stock of the Company, par value $0.01 per share, will be automatically reclassified as and become one validly issued, fully paid, and non-assessable share of Class A DTI Common Stock on a one-for-one basis, (ii) each issued and outstanding share of Series B Common Stock of the Company, par value $0.01 per share, will be automatically reclassified as and become one validly issued fully-paid and non-assessable share of Class B DTI Common Stock on a one-for-one basis, and (iii) each issued and outstanding share of Series C Common Stock of the Company, par value $0.01 per share, will be automatically reclassified as and become one validly issued, fully paid, and non-assessable share of Class C DTI Common Stock on a one-for-one basis, in each case without any action by any holder thereof.

WHEREAS, the Company, the MD Stockholders, the MSD Partners Stockholders, the SLP Stockholders and the Management Stockholders desire to provide for certain rights and obligations of the Management Stockholders with respect to the ownership of DTI Securities (as defined herein) by the Management Stockholders; and

WHEREAS, the Board has, by written resolution, approved this Agreement and consented for purposes of the certificate of incorporation of the Company to transfers of DTI Securities by Management Stockholders solely pursuant to and in compliance with the provisions of Article III and Article IV herein, which, for the avoidance of doubt, may require the prior written consent of the Board or the compensation committee of the Board as contemplated herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Original Agreement is, as of the Closing Date and subject to Section 7.19, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“90% Owner” means, as of any measurement date, the beneficial owners of at least ninety percent (90%) of all issued and outstanding shares of DTI Common Stock as of such date.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing.

Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries (including VMware and its subsidiaries) and its other controlled Affiliates shall not be considered Affiliates of any of the Sponsor Stockholders or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 7.13, none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Aggregate Cap” has the meaning ascribed to such term in Section 4.6(b).

“Agreement” means this Amended and Restated Management Stockholders Agreement (including the schedules, annexes and exhibits attached hereto) as the same may be amended, restated, supplemented or modified from time to time.

“Applicable Employee” means (i) with respect to any Management Stockholder that is or was an employee, Non-Sponsor Director or consultant of the Company or any of its Subsidiaries, such employee, Non-Sponsor Director or consultant and (ii) with respect to any Management Stockholder that is not and was not an employee, Non-Sponsor Director or consultant of the Company or any of its Subsidiaries, the current or former employee, Non-Sponsor Director or consultant of the Company or any of its Subsidiaries with respect to whom such Management Stockholder is an Affiliate or a Permitted Transferee on or after the date of this Agreement. For purposes of this definition of “Applicable Employee”, the term “Subsidiary” shall include VMware and its subsidiaries.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 7.15, no party hereto shall be deemed to beneficially own any securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) or other similar agreement with the Company and/or its Subsidiaries, and (ii) with respect to any securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of DTI Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of DTI Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Call Date” has the meaning ascribed to such term in Section 4.1(a).

“Call Notice” has the meaning ascribed to such term in Section 4.2(a).

“Call Period” has the meaning ascribed to such term in Section 4.1(b).

“Call Price” has the meaning ascribed to such term in Section 4.1(c).

“Call Right” has the meaning ascribed to such term in Section 4.2(a).

“Call Shares” has the meaning ascribed to such term in Section 4.2(a).

“Call Termination Date” has the meaning ascribed to such term in Section 4.1(d).

“Cause” shall, with respect to the Applicable Employee of any Management Stockholder, have the meaning ascribed to such term in an agreement reflecting a Company Award with such Applicable Employee, or if no such Company Award exists or if “Cause” is not defined therein, then Cause means, with respect to such Applicable Employee: (i) a violation of (x) the Applicable Employee of such Management Stockholder’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, or (y) any other restrictive covenant by which the Applicable Employee of such Management Stockholder is bound; (ii) an act or omission by the Applicable Employee of such Management Stockholder resulting in the Applicable Employee of such Management Stockholder being charged with a criminal offense which constitutes a felony or involves moral turpitude or dishonesty; (iii) conduct by the Applicable Employee of such Management Stockholder which constitutes gross neglect, insubordination, willful misconduct, or a breach of the Code of Conduct or a fiduciary duty to the Company, any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries) or the stockholders of the Company; or (iv) a determination by the senior management of the Company that the Applicable Employee of such Management Stockholder violated state or federal law relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race, or other prohibited discrimination.

“Change in Control” means the occurrence of any one or more of the following events: (i) the sale or disposition, in one or a series of related transactions, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to the Sponsor Stockholders or any of their respective Affiliates or to any “group” in which any of the foregoing is a member of all or substantially all of the consolidated assets of the DTI Group (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation); (ii) any “person” or “group” other than the Sponsor Stockholders or any of their respective Affiliates or any “group” in which any of the foregoing is a member, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding shares of DTI Common Stock, excluding as a result of any merger or consolidation that does not constitute a Change in Control pursuant to clause (iii); (iii) any merger or consolidation of the Company with or into any other person unless the holders of the DTI Common Stock immediately prior to such merger or consolidation beneficially own a majority of the outstanding shares of the common stock (or equivalent voting securities) of the surviving or successor entity (or the parent entity thereof); or (iv) prior to an IPO, the Sponsor Stockholders and their respective Affiliates cease to have the ability to cause the election of that number of members of the Board who would collectively have the right to vote a majority of the aggregate number of votes represented by all of the members of the Board and any “person” or “group”, other than the Sponsor Stockholders and their respective Affiliates or any “group” in which any of the foregoing is a member, beneficially owns outstanding voting stock representing a greater percentage of voting power with respect to the general election of members of the Board than the shares of outstanding voting stock of the Sponsor Stockholders and their respective Affiliates collectively beneficially own.

“Class A DTI Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class B DTI Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C DTI Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Claw Back Period” has the meaning ascribed to such term in Section 3.7(a).

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference herein to any section of the Code shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

“Code of Conduct” means Dell’s Code of Conduct, as amended or updated from time to time.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Award” means an agreement between the Company or any of its Subsidiaries, on the one hand, and any Management Stockholder (or the Applicable Employee of such Management Stockholder), on the other hand, under which the Company or any of its Subsidiaries issues Shares, Company Stock Options, stock appreciation rights or restricted stock units (including performance-based restricted stock units) that correspond to DTI Common Stock and/or Company Stock Options or other DTI Securities to such Management Stockholder; provided, that for the avoidance of doubt, no Share Rollover Agreement, RSU Rollover Agreement or Shares issued in respect thereof shall be deemed to be a Company Award hereunder. For purposes of this definition of “Company Award”, the term “Subsidiary” shall include VMware and its subsidiaries

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of DTI Common Stock.

“Confidential Information” has the meaning ascribed to such term in Section 5.2.

“Cost” has the meaning ascribed to such term in Section 4.1(e).

“Credit Agreement” means the Credit Agreement dated as of September 7, 2016, by and among Intermediate, Dell, Dell International L.L.C., a Delaware limited liability company, as the borrower, Merger Sub, the banks and other financial institutions party thereto as lenders from time to time, and Credit Suisse AG, Cayman Islands Branch as Term Loan B Administrative Agent and Collateral Agent and JPMorgan Chase Bank, N.A. as Term Loan A Administrative Agent.

“Cure Period” has the meaning ascribed to such term in the definition of Good Reason.

“Dell” has the meaning ascribed to such term in the Recitals.

“Demand Initiating Sponsor Holders” has the meaning ascribed to such term in the Registration Rights Agreement.

“Demand Registration” has the meaning ascribed to such term in the Registration Rights Agreement.

“Denali Acquiror” means Denali Acquiror Inc.

“DTI Common Stock” means the Class A DTI Common Stock, the Class B DTI Common Stock, the Class C DTI Common Stock, and any other series or class of common stock of the Company which is established to track the performance of the DTI Group.

“DTI Securities” means the DTI Common Stock, any equity or debt securities exercisable or exchangeable for, or convertible into DTI Common Stock, and any option, warrant or other right to acquire any DTI Common Stock or such equity or debt securities of the Company.

“Direct Competitor” means (i) any Person or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively developed by the Company or any of its Affiliates as of the date the employment or service of an Applicable Employee with the Company and all of its Affiliates shall be terminated or end for any reason and (ii) any Affiliate of any Person or other business concern specified in the foregoing clause (i). By way of illustration, and not by limitation, as of the date hereof, the Management Stockholders acknowledge and agree that the following companies meet the definition of Direct Competitor: Accenture LLP, Acer Inc., Apple Inc., AsusTek, CDW Corporation, Cisco Systems, Inc., Cognizant Technology Solutions Corporation, Computer Sciences Corporation, HP Inc., Hewlett Packard Enterprise Company, International Business Machines Corporation, Infosys Limited, Lenovo Group Limited, Oracle Corporation, Samsung Electronics Co., Ltd., Tata Group and Wipro Limited.

“Disability” means either (i) the inability of a Management Stockholder to perform his or her duties and obligations for any ninety (90) days during a period of one hundred eighty (180) consecutive days due to mental or physical incapacity, as determined by a physician selected by the Board or (ii) being qualified to receive payments pursuant to any applicable employer-sponsored group long-term disability insurance benefit program in which the Management Stockholder participates.

“Disabling Event” has the meaning ascribed to such term in the Amended and Restated Sponsors Stockholders Agreement of the Company dated as of the date hereof, as it may be amended from time to time.

“Drag-Along Sale” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sale Notice” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sale Percentage” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sellers” has the meaning ascribed to such term in Section 3.5(a).

“Dragged-Along Sellers” has the meaning ascribed to such term in Section 3.5(a).

“Electing Tag-Along Sellers” has the meaning ascribed to such term in Section 3.4(b).

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Tag-Along Seller” means the Management Stockholders and any of their respective Permitted Transferees that acquire Transferable Shares.

“EMC” has the meaning ascribed to such term in the Recitals.

“Encumbrance” means any lien (statutory or other), pledge, charge, claim, encumbrance, security interest, option to purchase, mortgage, easement, lease, license, right of first refusal, preemptive right, transfer restriction, interest or claim, covenant, title defect or limitation, hypothecation, assignment, deposit arrangement or other encumbrance of any kind.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and any successor thereto. Reference herein to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretive guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Fair Market Value” with respect to the Applicable Employee of any Management Stockholder (i) shall have the meaning ascribed to such term in a Company Award with such Applicable Employee, and (ii) if no such Company Award exists or if “Fair Market Value” is not defined therein, then as of any date of determination, shall mean the fair market value of a Share as determined in good faith by the Board, based upon the most recent valuation of the shares of DTI Common Stock performed by the Company’s independent valuation firm, as adjusted by the Board for changes to Fair Market Value from the date of such valuation to such date of determination. The valuations described in clause (ii) of the immediately preceding sentence shall be performed by the Company’s independent valuation firm from time to time as determined by the Board in its sole discretion, but in any case (1) for the Company’s 2016 fiscal year, the Company shall obtain at least (a) one such independent valuation as of the end of the second fiscal quarter of such fiscal year, which shall be completed no later than 60 days following the end of such fiscal quarter, and (b) one such independent valuation as of the end of the fourth fiscal quarter of such fiscal year, which shall be completed no later than 60 days following the end of such fiscal quarter, and (2) for each fiscal year of the Company thereafter, the Company shall obtain at least one such independent valuation as of the end of each fiscal quarter, which in each case shall be completed no later than 60 days following the end of the applicable fiscal quarter. If the last day of any such 60-day period is not a Business Day, such valuation shall be completed no later than the first Business Day following such 60-day period. Notwithstanding anything herein to the contrary, (a) the per share value of Class A DTI Common Stock, Class B DTI Common Stock and Class C DTI Common Stock shall be deemed to be the same, and (b) Fair Market Value shall be determined without any discounts for illiquidity and minority interests.

“Good Reason” shall, with respect to the Applicable Employee of any Management Stockholder, have the meaning ascribed to such term in a Company Award with such Applicable Employee, or if no such Company Award exists or if “Good Reason” is not defined therein, then Good Reason means, with respect to such Applicable Employee, (i) a material reduction in such Applicable Employee’s base salary or (ii) a change in such Applicable Employee’s principal place of work to a location of more than fifty (50) miles from his or her principal place of work immediately prior to such change; provided, that such Applicable Employee provides written notice to the Company of the existence of any such condition within ninety (90) days of such Applicable Employee having actual knowledge of the initial existence of such condition and the Company fails to remedy the condition within thirty (30) days of receipt of such notice (the “Cure Period”). In order to resign for Good Reason, an Applicable Employee of a Management Stockholder must actually terminate employment no later than thirty (30) days following the end of such Cure Period, if the Good Reason condition remains uncured.

“good standing” means, solely for purposes of Section 4.5, with respect to any Applicable Employee, that such Applicable Employee is as and at such time an employee of the Company and/or its Subsidiaries (which for this purpose includes VMware and its subsidiaries) in good standing.

“Immediate Family Members” means, with respect to any natural person (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“Individual Cap” means, with respect to any Management Stockholder or Management Stockholder Group, (i) the “Individual Cap” as defined in the Company Award entered into by the Management Stockholder (or the Applicable Employee of such Management Stockholder or Management Stockholder Group), or (ii) in the event that “Individual Cap” is not defined in such Company Award, (A) $2,000,000 or (B) beginning in the immediately succeeding fiscal year after the time MD and his Permitted Transferees have become a 90% Owner, $3,000,000.

“Initiating Drag-Along Seller” means any of (x) the MD Stockholders (only for so long as the MD Stockholders beneficially own at least a majority of the outstanding DTI Common Stock) or (y) the MD Stockholders and the SLP Stockholders acting jointly.

“Initiating Tag-Along Seller” means, collectively, any one or more Stockholders, acting jointly.

“Intermediate” means Denali Intermediate Inc., a wholly-owned subsidiary of the Company.

“IPO” means the consummation of an initial underwritten public offering that is registered under the Securities Act of Class C DTI Common Stock (or the equity securities of the IPO Entity as contemplated by Section 5.3).

“IPO Entity” has the meaning ascribed to such term in Section 5.3(b)(i).

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A attached hereto.

“Legacy Shares” means Shares issued (i) prior to the Closing or (ii) upon the exercise of Company Stock Options that were granted prior to the Closing.

“Liquidity Program Repurchase Acceptance Notice” has the meaning ascribed to such term in Section 4.5(b).

“Liquidity Program Repurchase Offer” has the meaning ascribed to such term in Section 4.5(a).

“Liquidity Program Repurchase Offer Notice” has the meaning ascribed to such term in Section 4.5(a).

“Liquidity Program Repurchase Offer Window Period” means the period commencing on the date that a Liquidity Program Repurchase Offer Notice is sent to the Management Stockholders and ending at 11:59 p.m. New York City time on the thirtieth (30th) day thereafter.

“Management Stockholders” means (i) all Stockholders other than the Sponsor Stockholders and (ii) any other Person (other than the Company and the Sponsor Stockholders) who becomes a party hereto pursuant to, and in accordance with, Article VI hereof whether or not such Person is an employee, Non-Sponsor Director or consultant of the Company and/or its

Affiliates. For the avoidance of doubt, each Management Stockholder shall continue to be a Management Stockholder notwithstanding the Applicable Employee of such Management Stockholder no longer being employed with or providing services to the Company or any of its Affiliates.

“Management Stockholder Group” means a Management Stockholder for so long as he, she or it holds DTI Securities and any of his, her or its Permitted Transferees for so long as they hold DTI Securities and have become parties to this Agreement as required pursuant to, and in accordance with, Article VI hereof.

“Management Stockholder Group Representative” has the meaning ascribed to such term in Section 7.17.

“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“MD” has the meaning ascribed to such term in the Preamble.

“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by MD and/or his spouse.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD Immediate Family Member” means, with respect to any MD Stockholder that is a natural person, (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings, spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“MD Stockholders” has the meaning ascribed to such term in the Preamble.

“Merger” has the meaning ascribed to such term in the Recitals.

“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“MSD Partners Stockholders” has the meaning ascribed to such term in the Preamble.

“Non-Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Non-Sponsor Director” means any director who is not an Affiliate of the Sponsor Stockholders.

“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Original Agreement” has the meaning ascribed to such term in the Recitals.

“Original Closing” means the closing of the Original Merger pursuant to the Original Merger Agreement.

“Original Closing Date” means October 29, 2013.

“Original Merger” means the merger of Denali Acquiror and Dell pursuant to the Original Merger Agreement.

“Original Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 5, 2013, between the Company, Intermediate, Denali Acquiror and Dell, as amended by Amendment No. 1 on August 2, 2013 (as further amended, restated, supplemented or modified from time to time).

“Participating Sponsor Pro Rata Portion” means, with respect to any Sponsor Stockholder relative to any specified group of Sponsor Stockholders, as of any date of determination, the fraction determined by dividing (i) the total number of shares of DTI Common Stock (including shares of DTI Common Stock issuable upon exercise of warrants and upon exercise, vesting or delivery of Company Awards) owned by such Sponsor Stockholder as of such date, by (ii) the total number of shares of DTI Common Stock (including shares of DTI Common Stock issuable upon exercise of warrants and upon exercise, vesting or delivery of Company Awards) owned by all members of such specified group of Sponsor Stockholders as of such date.

“Permitted Transferee” means:

(i) In the case of any Management Stockholder, the Applicable Employee of such Management Stockholder, any family trusts and other estate-planning vehicles controlled solely by the Applicable Employee of such Management Stockholder and with respect to which the sole beneficiaries are the Applicable Employee of such Management Stockholder and/or such Applicable Employee’s Immediate Family Members; provided, that any such transferee enters into a Joinder Agreement in the form of Annex A.

(ii) In the case of the MD Stockholders:

(A) MD, SLD Trust or any MD Immediate Family Member;

(B) any MD Charitable Entity;

(C) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds DTI Securities, any of (or any combination of) MD, one or more MD Immediate Family Members or MD Charitable Entities;

(D) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clauses (ii)(A), (ii)(B) or (ii)(C) of this definition of “Permitted Transferee”; or

(E) from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution;

provided, that:

(1) in the case of any transfer of DTI Securities to a Permitted Transferee of MD during MD’s life, MD would have, after such transfer, voting control in any capacity over a majority of the aggregate number of DTI Securities owned by the MD Stockholders and owned by the persons or entities described in clauses (ii)(A), (ii)(B), (ii)(C) or (ii)(D) of this definition of “Permitted Transferee” as a result of transfers hereunder;

(2) any such transferee enters into a joinder agreement in such form and substance reasonably satisfactory to the SLP Stockholders;

(3) in the case of any transfer of DTI Securities to a Permitted Transferee of MD that is a Person described in clauses (ii)(A), (ii)(B), (ii)(C) or (ii)(D) of this definition of “Permitted Transferee” during MD’s life, such transfer is gratuitous; and

(4) MD shall have a validly executed power-of-attorney designating an attorney-in-fact or agent, or with respect to any DTI Securities transferred to a trust revocable by MD, a MD Fiduciary, that is authorized to act on MD’s behalf with respect to all rights held by MD relating to DTI Securities in the event that MD has become incapacitated.

For the avoidance of doubt, the foregoing clauses (ii)(A) through (ii)(E) of this definition of “Permitted Transferee” are applicable only to transfers of DTI Securities by MD to his Permitted Transferees, do not apply to any other transfers of DTI Securities, and shall not be applicable after the consummation of an IPO.

(iii) In the case of the MSD Partners Stockholders, (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of the MSD Partners Stockholders that remains such an Affiliate or affiliated private equity fund of such MSD Partners Stockholders; provided, that for the avoidance of doubt, except as otherwise agreed in writing between the Sponsor Stockholders, the MD Stockholders and Permitted Transferees of the MD Stockholders shall not be Permitted Transferees of any MSD Partners Stockholder.

(iv) In the case of the SLP Stockholders, (A) any of their respective controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such SLP Stockholders that remains such an Affiliate or affiliated private equity fund of such SLP Stockholders.

For the avoidance of doubt, (x) each MD Stockholder will be a Permitted Transferee of each other MD Stockholder, (y) each MSD Partners Stockholder will be a Permitted Transferee of each other MSD Partners Stockholder and (z) each SLP Stockholder will be a Permitted Transferee of each other SLP Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Piggyback Registration” means an offering by the Company, pursuant to, and in accordance with, Section 2.5 of the Registration Rights Agreement.

“Plan Assets Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Post-IPO High Vote Common Stock” has the meaning ascribed to such term in Section 5.3(b)(ii).

“Post-IPO Regular Vote Common Stock” has the meaning ascribed to such term in Section 5.3(b)(ii).

“Post-Retirement Amount” has the meaning ascribed to such term in Section 3.8(a)(iii).

“Post-Retirement Services” has the meaning ascribed to such term in Section 3.8(a).

“Post-Termination Vesting Eligible Shares” means, with respect to any Applicable Employee, or such Applicable Employee’s Management Stockholder or Management Stockholder Group, the meaning ascribed to such term in any Company Award entered into by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group.

“Priority Sell-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Put/Call Blackout Period” means the period during which the Company is prohibited under applicable securities laws, including Rule 14e-5 of the Exchange Act, from purchasing Put Shares, Call Shares or other DTI Securities, including during a Liquidity Program Repurchase Offer Window Period.

“Put Date” has the meaning ascribed to such term in Section 4.1(f).

“Put Notice” has the meaning ascribed to such term in Section 4.4(a).

“Put Period” has the meaning ascribed to such term in Section 4.1(g).

“Put Price” has the meaning ascribed to such term in Section 4.1(h).

“Put Right” has the meaning ascribed to such term in Section 4.4(a).

“Put Shares” has the meaning ascribed to such term in Section 4.4(a).

“Put Termination Date” has the meaning ascribed to such term in Section 4.1(i).

“Registrable Securities” has the meaning ascribed to such term in the Registration Rights Agreement.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Sponsor Stockholders and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Repayment Amount” has the meaning ascribed to such term in Section 3.7(a)(iii).

“Repayment Behavior” shall, with respect to an Applicable Employee, have the meaning ascribed to such term in an agreement reflecting a Company Award with such Applicable Employee, or if no such Company Award exists or if “Repayment Behavior” is not defined therein, then Repayment Behavior means, with respect to such Applicable Employee, such Applicable Employee’s (i) commencement of employment or service with a Direct Competitor in a role that is similar to any role such Applicable Employee held at the Company or any of its Affiliates during the twenty four (24) months prior to such Applicable Employee’s termination of employment or service to the Company or any of its Affiliates or in a role that could result in such Applicable Employee using the Company’s and/or any of its Affiliates’ confidential information or trade secrets, (ii) disclosure of any of the Company’s and/or any of its Affiliates’ confidential information or trade secrets and/or (iii) soliciting any employee to leave the Company’s and/or any of its Affiliates’ employ or service.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, accountants, agents and other representatives.

“Repurchase Caps” has the meaning ascribed to such term in Section 4.6(b).

“Repurchase Limitations” has the meaning ascribed to such term in Section 4.6(a).

“Repurchase Notice” has the meaning ascribed to such term in Section 4.9.

“Repurchase Shares” has the meaning ascribed to such term in Section 4.6(a).

“Restricted Period” has the meaning ascribed to such term in Section 3.2(a).

“Retirement” means the voluntary termination of employment with the Company and all of its Affiliates by an Applicable Employee of a Management Stockholder without Good Reason at or above the age of sixty (60) and after having completed at least five (5) years of service with the Company and its Affiliates (or any other combination of such Applicable Employee’s age plus years of service completed (not less than five (5)) that is at least equal to sixty-five (65)).

“Rollover Shares” means any Shares acquired by a Management Stockholder in connection with his, her or its investment in the Company pursuant to such Management Stockholder’s Share Rollover Agreement and/or RSU Rollover Agreement.

“RSU Rollover Agreement” means, with respect to any Management Stockholder, the Letter Agreement, dated as of the date of the Original Closing, between the Company and such Management Stockholder, pursuant to which such Management Stockholder rolled over a portion of his or her Dell restricted stock units into Company restricted stock units, which resulted in the issuance of Shares upon their vesting.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“Seasoned Shares” means Shares (including any Shares that have been issued upon the exercise of any vested Company Stock Options or in settlement of any vested Company Awards) that (i) are held by a Management Stockholder Group whose Applicable Employee is in good standing and (ii) have been held by the applicable Management Stockholder Group and vested for at least six (6) months prior to the date of determination. For the avoidance of doubt, Shares issuable upon exercise or vesting of Company Stock Options or in settlement of any vested Company Awards will not be deemed to be held by the applicable Management Stockholder Group unless and until such Shares are actually issued.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended and any successor thereto. Reference herein to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretive guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Services Commencement Date” has the meaning ascribed to such term in Section 3.8(a).

“Share Rollover Agreement” means, with respect to any Management Stockholder, the Letter Agreement, dated as of the date of the Original Closing, between the Company and such Management Stockholder, pursuant to which such Management Stockholder rolled over a portion of his or her Dell common equity into Shares.

“Shares” means shares of Class A DTI Common Stock and/or Class C DTI Common Stock.

“Shelf Take-Down Initiating Sponsor Holders” has the meaning ascribed to such term in the Registration Rights Agreement.

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP Stockholders” has the meaning ascribed to such term in the Preamble.

“Sponsor Call Notice” has the meaning ascribed to such term in Section 4.3(a).

“Sponsor Call Period” has the meaning ascribed to such term in Section 4.3(a).

“Sponsor Call Right” has the meaning ascribed to such term in Section 4.3(a) .

“Sponsor Call Shares” has the meaning ascribed to such term in Section 4.3(a).

“Sponsor Holders” has the meaning ascribed to such term in the Registration Rights Agreement.

“Sponsor Stockholders” has the meaning ascribed to such term in the Preamble.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subject Shares” has the meaning ascribed to such term in Section 4.9.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Tag-Along Buyer” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 3.4(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sellers” has the meaning ascribed to such term in Section 3.4(b).

“Tag-Along Shares” has the meaning ascribed to such term in Section 3.4(a).

“transfer” has the meaning ascribed to such term in Section 3.1(a).

“Transferable Shares” means (i) vested Shares and (ii) solely with respect to Section 3.4, Section 3.5 and Article IV, the number of shares of Class C DTI Common Stock issuable upon exercise of Company Stock Options that are fully vested and exercisable as of the relevant date of determination; provided, that for the avoidance of doubt, Company Stock Options are not Transferable Shares.

“Trigger Date” has the meaning ascribed to such term in Section 3.7(a).

“Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Management Stockholders. Each of the Management Stockholders hereby represents and warrants severally and not jointly to the Sponsor Stockholders and to the Company as of the date of the Original Agreement (and in respect of Persons who became or become a party to this Agreement after the date of the Original Agreement, such Management Stockholder hereby represents and warrants to the Sponsor Stockholders and the Company on the date of its execution of a Joinder Agreement) and as follows:

(a) Such Management Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Management Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Management Stockholder. This Agreement has been duly executed and delivered by such Management Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Management Stockholder of this Agreement, the performance by such Management Stockholder of its, his or her obligations hereunder by such Management Stockholder does not and will not violate (i) in the case of Management Stockholders who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Management Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(e) Such Management Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Management Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Management Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(g) If such Management Stockholder is an individual and married, he or she has delivered to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).

ARTICLE III

TRANSFER RESTRICTIONS; REPAYMENT OBLIGATIONS; POST-RETIREMENT OBLIGATIONS

Section 3.1. General Restrictions on Transfers.

(a) Generally.

(i) No Management Stockholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing, whether effected directly or indirectly (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any Management Stockholder), shall be deemed included in the term “transfer” as used in this Agreement) any DTI Securities, or any legal, economic or beneficial interest in any DTI Securities; provided, that a Management Stockholder may transfer (x) Transferable Shares or (y) solely with the prior written consent of the Board or the compensation committee of the Board, other DTI Securities, in each case, if and only if (i) such transfer is made on the books and records of the Company and is in compliance with the provisions of this Article III (including Section 3.2) and any other agreement applicable to the transfer of such Transferable Shares), (ii) the transferee (if other than (A) the Company or another Stockholder, (B) a transferee pursuant to an offer and sale registered under the Securities Act or, solely following an IPO, (so long as the transferee is not an Affiliate or Permitted Transferee of a Management Stockholder) a transferee pursuant to Rule 144 under the Securities Act or (C) solely following an IPO, pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a Management Stockholder and such transferee enters into a written agreement for the benefit of the IPO Entity confirming its agreement to comply with Section 3.1(c)) agrees to become a party to this Agreement pursuant to Article VI hereof and executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and (iii) in the case of a transfers to a natural person (if other than (A) another Stockholder, (B) a transferee pursuant to an offer and sale registered under the Securities Act or, solely following an IPO, (so long as the transferee is not an Affiliate or Permitted Transferee of a Management Stockholder) a transferee pursuant to Rule 144 under the Securities Act or

(C) solely following an IPO, pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a Management Stockholder and such transferee enters into a written agreement for the benefit of the IPO Entity confirming its agreement to comply with Section 3.1(c)), such natural person’s spouse executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and a Spousal Consent in the form attached hereto as Annex B.

(ii) Any purported transfer of DTI Securities or any interest in any DTI Securities by any Management Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of DTI Securities pursuant to any such transfer.

(b) Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a Management Stockholder (or any of its Affiliates) and the Company, any Management Stockholder that proposes to transfer Transferable Shares in accordance with the terms and conditions hereof shall be responsible for any fees and expenses (including any stamp, transfer, recording or similar taxes) incurred by the Company in connection with such transfer.

(c) Securities Law Acknowledgement. Each Management Stockholder acknowledges that the DTI Common Stock has not been registered under the Securities Act and may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Management Stockholder agrees that it will not transfer any DTI Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of DTI Common Stock under any such laws or a breach of any undertaking or agreement of such Management Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each Management Stockholder agrees it shall not be entitled to any certificate for any or all of the DTI Common Stock, unless the Board shall otherwise determine.

(d) Legend.

(i) Each certificate (or book-entry share) evidencing Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 7, 2016, AS IT MAY BE AMENDED, MODIFIED OR

SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii) In the event that either or both of the paragraphs in the restrictive legend set forth in Section 3.1(d)(i) has ceased to be applicable, the Company shall provide any Management Stockholder, at his, her or its request, without any expense to such Management Stockholder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry shares) for such DTI Securities of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 3.1(d)(i) shall cease and terminate only upon the termination of this Article III with respect to the Management Stockholder holding such DTI Securities).

(e) No Other Proxies or Voting Agreements. No Management Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any DTI Securities or enter into any agreements or arrangements of either kind with any Person with respect to any DTI Securities, including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any DTI Securities, nor shall any Management Stockholder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any DTI Securities.

(f) Acknowledgement. Each Management Stockholder acknowledges and agrees that the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this Article III may adversely affect the proceeds received by such Management Stockholder in any sale, transfer or liquidation of any such DTI Securities, and as a result of such restrictions on transfer, it may not be possible for such Management Stockholder to liquidate all or any part of such Management Stockholder’s interest in DTI Securities at the time of such Management Stockholder’s choosing. Each Management Stockholder further acknowledges and agrees that none of the Company and/or the Sponsor Stockholders shall have any liability to such Management Stockholder arising from, relating to or in connection with the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this Article III, except to the extent the Company or such Sponsor Stockholder fails to comply with its obligations to such Management Stockholder pursuant to this Article III.

Section 3.2. Specified Restrictions on Transfers.

(a) Restrictions on Transfers During Restricted Period. Until the consummation of an IPO (and subject to any applicable lock-up or no transfer period in connection with such IPO) (the “Restricted Period”), no Management Stockholder (including, for the avoidance of doubt, any Permitted Transferees of a Management Stockholder) may transfer any DTI Securities without the prior written consent of the MD Stockholders and the SLP Stockholders, except transfers of:

(i) Transferable Shares to the Company or a Sponsor Stockholder pursuant to, and in accordance with, Section 4.2, Section 4.3, Section 4.4 or Section 4.9;

(ii) Transferable Shares that, at the commencement of a Liquidity Program Repurchase Offer are Seasoned Shares, by any Applicable Employee who is in good standing and any member of such Applicable Employee’s Management Stockholder Group pursuant to such Liquidity Program Repurchase Offer;

(iii) Transferable Shares pursuant to the “tag-along” rights of the Management Stockholders under Section 3.4 in respect of any Tag-Along Sale transaction (in each case, subject to the “tag-along” rights of the other Management Stockholders under Section 3.4);

(iv) Transferable Shares pursuant to the “drag-along” rights pursuant to Section 3.5 in connection with a Drag-Along Sale transaction;

(v) Transferable Shares to a Permitted Transferee of such Management Stockholder in compliance with Section 3.3; and

(vi) solely with the prior written consent of the Board or the compensation committee of the Board, transfers of other DTI Securities to a Permitted Transferee of a Management Stockholder in compliance with Section 3.3.

(b) In addition, during the Restricted Period, without the prior written consent of the MD Stockholders and the SLP Stockholders, no Management Stockholder Group may transfer any DTI Securities pursuant to any Liquidity Program Repurchase Offer and/or the exercise of Put Rights or similar contractual rights in any fiscal year period in an aggregate amount in excess of such Management Stockholder Group’s Individual Cap (after taking into account any reduction to such Individual Cap for net share withholding to pay the minimum required tax withholding due in connection with the issuance or vesting of such DTI Securities).

(c) Restrictions on Transfers After Restricted Period. From and after the expiration of the Restricted Period, no Management Stockholder (including, for the avoidance of doubt, any Permitted Transferees of a Management Stockholder) may transfer any DTI Securities, except transfers of DTI Securities in compliance with Section 3.1 and Section 3.6.

Section 3.3. Permitted Transfers. Each Management Stockholder may transfer (x) Transferable Shares or (y) solely with the prior written consent of the Board or the compensation committee of the Board, other DTI Securities, in each case that are held by him, her or it to a Permitted Transferee of such Management Stockholder without complying with the provisions of this Article III, other than Section 3.1; provided, that (i) such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement as contemplated in Section 3.1(a) and Article VI, or otherwise agreed with the MD Stockholders and the SLP Stockholders, in a written instrument reasonably satisfactory to the MD Stockholders and the SLP Stockholders, that he, she or it will immediately convey record and beneficial ownership of all such Transferable Shares or other DTI Securities (solely if permitted), as the case may be, and all rights and obligations hereunder to such Management Stockholder or another Permitted Transferee of such Management Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such Management Stockholder and (ii) in the case of a transfer of Transferable Shares or other DTI Securities (solely if permitted), as the case may be, to a natural person, such natural person’s spouse executes and delivers to the Company a Joinder Agreement and a Spousal Consent as contemplated in Section 3.1(a).

Section 3.4. Tag-Along Rights.

(a) Subject to Section 3.4(g), if any Initiating Tag-Along Seller enters into one or a series of related transactions (including any merger or consolidation) involving the sale, transfer, exchange or conversion of a majority of the issued and outstanding shares of DTI Common Stock to any Person (other than one or more Affiliates or Permitted Transferees of such Initiating Tag-Along Seller) (a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to each of the consummation of such proposed transfer and the delivery of a Tag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities by such Initiating Tag-Along Seller, (iii) the identity of the purchaser (the “Tag-Along Buyer”), (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the fraction, expressed as a percentage, determined by dividing the number of DTI Securities to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of DTI Securities held by such Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vi) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale up to a number of Transferable Shares held by such Eligible Tag-Along Seller equal to the product of the total number of Transferable Shares held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage (such amount of DTI Securities with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”). In the event that more than one Stockholder proposes to execute a Tag-Along Sale as an Initiating Tag-Along Seller, then all such transferring Stockholders shall be treated as the Initiating Tag-Along Seller, and the DTI Securities held and to be transferred by such Stockholders shall be aggregated as set forth in Section 7.15, including for purposes of calculating the applicable Tag-Along Sale Percentage. Notwithstanding anything in this Section 3.4 to the contrary, if the Initiating Tag-Along Seller is transferring DTI Common Stock or vested in-the-money Company Stock Options in such Tag-Along Sale, each of the Eligible Tag-Along Sellers shall be entitled to transfer the same proportion of Transferable Shares held by such Eligible Tag-Along Seller as the proportion of the Initiating Tag-Along Seller’s DTI Common Stock and vested in-the-money Company Stock Options (relative to the Initiating Tag-Along Seller’s total number of such DTI Securities) that are being sold by the Initiating Tag-Along Seller in such Tag-Along Sale (with each vested in the money Company Stock Option counting as a share of DTI Common Stock for purposes of the foregoing calculation). Notwithstanding anything herein to the contrary, for the avoidance of doubt, no DTI Securities that are subject to any vesting or similar condition may be transferred prior to such time as such DTI Securities have fully vested and become Transferable Shares; provided, that it is understood that if such DTI Securities vest in connection with such Tag-Along Sale and would become Transferable Shares, such Transferable Shares may be transferred in connection therewith in accordance with this Section 3.4.

(b) Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include all or a portion of such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, Transferable Shares in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per Share (it being understood that all classes or series of DTI Common Stock shall be at the same price per share) and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 3.4, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within fifteen (15) days of the date the Tag-Along Sale Notice is received by such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to Section 3.4(c), to include its Tag-Along Shares in the Tag-Along Sale and setting forth the number of Eligible Tag-Along Seller’s Tag-Along Shares it elects to include. Following such fifteen (15) day period, each Electing Tag-Along Seller that has delivered a Tag-Along Participation Notice shall be entitled to sell to such proposed transferee on the same terms and conditions as and, concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares it elects to include, which terms and conditions have been set forth in the Tag-Along Sale Notice. Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such fifteen (15) day period shall have waived and be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 3.4, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Tag-Along Sale transaction); provided, that:

(i) each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount and type of Transferable Shares sold in such Tag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Tag-Along Sale (provided, however, that, with respect to any unexercised

Company Stock Options proposed to be transferred in such Tag-Along Sale by any Tag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Tag-Along Sale, such Tag-Along Seller must exercise the relevant option and transfer the relevant Transferable Shares (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 3.4(b)(iv)) shall be on a several and not joint basis to the Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction); and

(iv) no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of and title to DTI Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Person and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller.

(c) Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Section 3.4(b)(i) through (iv), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 3.4 ; provided, that (i) if the Initiating Tag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Tag-Along Sale after such time that any Stockholder has elected to be an Electing Tag-Along Seller in accordance with the terms of this Section 3.4, the Initiating Tag-Along Seller shall promptly notify the Company and each Electing Tag-Along Seller of such amendment, restatement, modification and/or supplement and (ii) each such Electing Tag-Along Seller shall have the right to withdraw its Tag-Along Participation Notice by delivering written notice of such withdrawal to the Initiating Tag-Along Seller within five (5) Business Days of the date of receipt of such notice from the Initiating Tag-Along Seller.

(d) Notwithstanding anything in this Section 3.4 to the contrary, this Section 3.4 shall not apply to (i) any transfers of DTI Securities to a Permitted Transferee of the transferring Stockholder, (ii) any transfers of DTI Securities by the Sponsor Stockholders and/or their Permitted Transferees pursuant to Section 3.5 and/or (iii) any transfer of shares of Class C DTI Common Stock in a registered public offering (whether in a Demand Registration,

Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise), it being understood that Management Stockholders’ participation rights in connection with transfers of Transferable Shares in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise) shall be governed by the terms of the Registration Rights Agreement.

(e) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries, the Sponsor Stockholders and/or one (1) outside legal counsel acting jointly for the Management Stockholders (which legal counsel shall have been approved in advance by the Sponsor Stockholders), in each case, in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by each Tag-Along Seller in accordance with the amount of consideration otherwise received by each Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 3.4(e) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.

(f) Notwithstanding anything herein to the contrary, if the Initiating Tag-Along Seller has not completed the proposed Tag-Along Sale within one hundred twenty (120) days following delivery of the Tag-Along Sale Notice in accordance with this Section 3.4, the Initiating Tag-Along Seller may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 3.4; provided, that if such proposed Tag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred twenty (120) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(g) This Section 3.4 automatically terminates without any further action upon an IPO.

Section 3.5. Drag-Along Rights.

(a) Subject to Section 3.5(g), an Initiating Drag-Along Seller shall be entitled to give, or direct the Company to give and if so directed by the Initiating Drag-Along Seller the Company shall so promptly give, written notice (a “Drag-Along Sale Notice”) to the Management Stockholders that such Initiating Drag-Along Seller or the Company has entered into one or a series of related transactions (including any merger or consolidation) involving the sale, transfer, exchange or conversion of a majority of the issued and outstanding shares of DTI Common Stock and other debt securities exercisable or exchangeable for, or convertible into DTI Common Stock, or any option, warrant or other right to acquire any DTI Common Stock or such debt securities of the Company to any Person (other than the Company and its Subsidiaries, one or more Affiliates or Permitted Transferees of such Initiating Drag-Along Seller) (a “Drag-Along Sale”), and that such Initiating Drag-Along Seller is requiring the Management Stockholders (all Management Stockholders participating in a Drag-Along Sale pursuant to this Section 3.5, the “Dragged-Along Sellers”, together with the Initiating Drag-Along Seller and all other Persons (other than any Affiliates of the Initiating Drag-Along Seller) who otherwise are transferring, have a contractual obligation to transfer, or have exercised a contractual or other right to transfer, DTI Securities in connection with such Drag-Along Sale, the “Drag-Along Sellers”) to participate, agree and take such actions reasonably necessary to sell in such Drag-Along Sale, on the same price, consideration, terms and conditions as the Initiating Drag-Along Seller and in the manner set forth in this Section 3.5, a number of Transferable Shares held by such Dragged-Along Seller determined by multiplying (A) the number of Transferable Shares held by such Dragged-Along Sellers at the time of the consummation of such Drag-Along Sale, by (B) a fraction, expressed as a percentage, the numerator of which is the number of DTI Securities to be transferred by the Initiating Drag-Along Seller and its Permitted Transferees in such Drag-Along Sale and the denominator of which is the total number of DTI Securities held at such time by the Initiating Drag-Along Seller and its Permitted Transferees (such fraction, the “Drag-Along Sale Percentage”). The Drag-Along Sale Notice shall be delivered to all Dragged-Along Sellers at least fifteen (15) days prior to each of the consummation of such Drag-Along Sale and the delivery of a Drag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities, (iii) the identity of the other Person(s) party to the Drag-Along Sale, (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the Drag-Along Sale Percentage, (vi) the date of the anticipated completion of the proposed Drag-Along Sale (which date shall not be less than fifteen (15) days after the delivery of such notice) and (vii) any action or actions required of the Dragged-Along Sellers in connection with the Drag-Along Sale. In the event that more than one MD Stockholder and/or more than one SLP Stockholder is the Initiating Drag-Along Seller, then all such transferring MD Stockholders and/or SLP Stockholders, as the case may be, shall be treated as the Initiating Drag-Along Seller, and the DTI Securities held and to be transferred by such MD Stockholders and/or SLP Stockholders, as the case may be, shall be aggregated as set forth in Section 7.15, including for purposes of calculating the applicable Drag-Along Sale Percentage. Notwithstanding anything in this Section 3.5 to the contrary, if the MD Stockholders and MSD Partners Stockholders are transferring some, but not all of their DTI Common Stock or vested in-the-money Company Stock Options in any Drag-Along Sale, each of the Management Stockholders shall be entitled to transfer the same proportion of Transferable Shares held by it as the proportion, in the aggregate, of the MD Stockholders’ and the MSD Partners Stockholders’ DTI Common Stock and vested in-the-money Company Stock Options (relative to the MD Stockholders’ and the MSD Partners Stockholders’ total number of such DTI Securities) that are being sold by the MD Stockholders and the MSD Partners Stockholders in such Drag-Along Sale (with each vested in the money Company Stock Option counting as a share of DTI Common Stock for purposes of the foregoing calculation). Notwithstanding anything herein to the contrary, for the avoidance of doubt, no DTI Securities that are subject to any vesting or similar condition may be transferred prior to such time as such DTI Securities have fully vested and become Transferable Shares; provided, that it is understood that if such DTI Securities vest in connection with such Drag-Along Sale and would become Transferable Shares, such Transferable Shares shall be required to be transferred in connection therewith in accordance with this Section 3.5.

(b) Upon delivery of a Drag-Along Sale Notice, all Dragged-Along Sellers participating in a Drag-Along Sale pursuant to this Section 3.5 shall be required to agree to make the same representations, warranties, covenants, indemnities and agreements as the applicable Initiating Drag-Along Seller and all other Drag-Along Sellers in such Drag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Drag-Along Sale transaction); provided, that:

(i) each Dragged-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount and type of Transferable Shares sold in such Drag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Drag-Along Sale transaction (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Drag-Along Sale by any Drag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Drag-Along Sale, such Drag-Along Seller must exercise the relevant option and transfer the relevant shares of DTI Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Dragged-Along Seller shall not exceed the proceeds received by such Dragged-Along Seller in such Drag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 3.5(b)(iv)) shall be on a several and not joint basis to the Drag-Along Sellers pro rata (based on the amount of consideration received by each Drag-Along Seller in the Drag-Along Sale transaction); and

(iv) no Dragged-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Drag-Along Seller’s (1) ownership of and title to equity securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Drag Along Seller and/or (B) breaches of any covenant specifically relating to any other Drag-Along Sellers.

(c) In connection with a Drag-Along Sale, at the request of the Initiating Drag-Along Seller or the Company (at the direction of the Initiating Drag-Along Seller), each Drag-Along Seller shall, subject to the limitations set forth in Section 3.5(b):

(i) (A) sign a written resolution voting all of such Dragged-Along Seller’s voting DTI Securities in favor of such Drag-Along Sale (if such a vote is required) or (B) at the Company’s annual meeting of stockholders or at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, in each case to the extent that such Dragged-Along Seller’s DTI Securities are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (x) appear at each meeting of stockholders or otherwise cause all of the voting DTI Securities beneficially owned by such Dragged-Along Seller as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), in person or by proxy, all of such Dragged-Along Seller’s voting DTI Securities as of the applicable record date in favor of such Drag-Along Sale (if such a vote is required); and

(ii) take or cause to be taken all such actions as are reasonably required or necessary in order to facilitate and consummate expeditiously such Drag-Along Sale pursuant to this Section 3.5, including (A) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments and (B) filing applications, reports, returns, filings and other documents or instruments with governmental authorities.

(d) Notwithstanding the delivery of any Drag-Along Sale Notice, all determinations as to whether to complete any Drag-Along Sale and as to the timing, manner, price and, subject to Section 3.5(b)(i) through (iv), other terms and conditions of any such Drag-Along Sale shall be at the sole discretion of the Initiating Drag-Along Seller, and none of the Initiating Drag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Dragged-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Drag-Along Sale except to the extent such Initiating Drag-Along Seller failed to comply with the provisions of this Section 3.5; provided, that (i) if the Initiating Drag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Drag-Along Sale after such time that the Drag-Along Sale Notice has been delivered to the Dragged-Along Sellers in accordance with the terms of this Section 3.5, the Initiating Drag-Along Seller shall promptly notify the Company and cause to be delivered to each Dragged-Along Seller a revised Drag-Along Sale Notice containing all of the items required of a Drag-Along Sale Notice as set forth in Section 3.5(a) at least fifteen (15) days prior to the consummation of such Drag-Along Sale.

(e) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries, any of the Sponsor Stockholders and their Permitted Transferees and/or one (1) outside legal counsel acting jointly for the Management Stockholders (which legal counsel shall have been approved in advance by the Sponsor Stockholders), in each case, in connection with a Drag-Along Sale shall either be (i) borne in full by the Company or (ii) if the Company determines not to bear in full such costs and expenses, allocated and borne on a pro rata basis by each Drag-Along Seller in accordance with the amount of consideration otherwise received by each Drag-Along Seller in such Drag-Along Sale. For the avoidance of doubt, it is understood that this Section 3.5(e) shall not prevent any Drag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Drag-Along Sellers in such Drag-Along Sale.

(f) Notwithstanding anything herein to the contrary, if the Initiating Drag-Along Seller has not completed the proposed Drag-Along Sale within one hundred eighty (180) days following delivery of the Drag-Along Sale Notice in accordance with this Section 3.5, then such Drag-Along Sale Notice shall be null and void, each Dragged-Along Seller shall be released from its obligations under such Drag-Along Sale Notice and it shall be necessary for a separate Drag-Along Sale Notice to be furnished by the Initiating Drag-Along Seller, and the other terms and provisions of this Section 3.5 separately complied with, in order to consummate such Drag-Along Sale pursuant to this Section 3.5; provided, that if such proposed Drag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred eighty (180) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(g) This Section 3.5 automatically terminates without any further action upon an IPO.

Section 3.6. Black-Out Periods.

(a) In the event of an Underwritten Shelf Take-Down (whether a Marketed Underwritten Shelf Take-Down or Non-Marketed Underwritten Shelf Take-Down) pursuant to Section 2.3 of the Registration Rights Agreement or an underwritten offering of Shares pursuant to Section 2.4 or Section 2.5 of the Registration Rights Agreement, each of the Management Stockholders agrees if requested by the managing underwriter or underwriters in such underwritten offering (or if requested by (A) the Shelf Take-Down Initiating Sponsor Holders in the case of an Underwritten Shelf Take-Down (whether a Marketed Underwritten Shelf Take-Down or Non-Marketed Underwritten Shelf Take-Down) pursuant to Section 2.3 of the Registration Rights Agreement or (B) the Demand Initiating Sponsor Holders in the case of an underwritten Demand Registration pursuant to Section 2.4 of the Registration Rights Agreement), not to (1) offer for sale, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Management Stockholder in accordance with the rules and regulations of the SEC and DTI Securities that may be issued upon exercise of any Company Stock Options or warrants or settlement of any Company Awards) or securities convertible into or exercisable or exchangeable for DTI Securities, (2) enter into any swap, hedging arrangement or other derivatives transaction with respect to any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Management Stockholder in accordance with the rules and regulations of the SEC and DTI Securities that may be issued upon exercise of any Company Stock Options or warrants or settlement of any Company Awards) or securities convertible into or exercisable or exchangeable for DTI Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of DTI Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing, in the case of each of the foregoing clauses (1) through (3), during each of the following time periods: (X) in the case of an IPO, during the period beginning seven (7) days before, and ending one hundred eighty (180) days (subject to any customary “booster shot” extensions) thereafter, (Y) in the case of any other underwritten offering but subject to clause (Z), during the period beginning seven (7) days before, and ending ninety (90) days (subject to any customary “booster shot” extensions) thereafter and (Z) in the case of any other offering or shelf take-down, such other period as may be requested by the Company that is no less favorable to the Management Stockholders than that applicable to the Sponsor Holders, the managing underwriter or underwriters, or the Person initiating such offering or shelf take-down; provided, that the foregoing shall not prohibit a Management Stockholder from exercising its rights, if any, pursuant to the Registration Rights Agreement.

(b) If requested by the managing underwriter or underwriters of any such underwritten offering, each Management Stockholder shall execute a customary agreement reflecting its agreement set forth in this Section 3.6.

Section 3.7. Repayment Obligations. Anything in this Article III to the contrary notwithstanding:

(a) If an Applicable Employee (other than an Applicable Employee who is or was serving solely as a Non-Sponsor Director of the Company or any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries)) engages in Repayment Behavior while employed by or providing services to the Company and/or any of its Affiliates or at any time during the one (1) year period following such Applicable Employee’s date of termination of employment or service with the Company and all of its Affiliates, then upon the date on which the Applicable Employee first engages in such Repayment Behavior (such date, the “Trigger Date”):

(i) all of such Applicable Employee’s and any member of such Applicable Employee’s Management Stockholder Group’s unvested Company Awards and any Company Stock Options then held by such Applicable Employee and/or any member of such Applicable Employee’s Management Stockholder Group, if any, that first vested and became exercisable during the two (2) year period immediately preceding the earlier of (A) the Trigger Date and (B) such Applicable Employee’s date of termination of employment or service to the Company and all of its Affiliates shall be automatically forfeited for no consideration (such two-year period, the “Claw Back Period”);

(ii) any Shares then held by such Applicable Employee and/or any member of such Applicable Employee’s Management Stockholder Group that were acquired upon the exercise of any Company Stock Options or in connection with the grant or settlement of any other Company Awards that first vested during the Claw Back Period will immediately cease to be transferable by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group (other than to such Applicable Employee’s Permitted Transferees pursuant to Section 3.3, to the Company pursuant to this clause (ii) or transfers pursuant to and in accordance with the provisions of Section 3.4 and Section 3.5) and, subject to any applicable Repurchase Limitations, may, at the Company’s election, be repurchased by the Company for a payment equal to the aggregate price, if any, paid by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group to acquire such Shares (and, if no such price was paid, for $0.00), which election shall be made within the three (3) month period following the later of (A) the Trigger Date and (B) the date on which such Shares were acquired by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group (provided, that for purposes of this clause (ii), if the Company has made the election described above in this clause (ii), it shall repurchase all such Shares which the Company failed to purchase due to Repurchase Limitations as soon as practicable, in compliance with, and subject to the terms of, this Agreement); and

(iii) if such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group have sold any Shares (including any sales or repurchases pursuant to the provisions of Article IV) that were acquired upon the exercise of any Company Stock Options or in connection with the grant or settlement of any other Company Awards that first vested during the Claw Back Period, then such Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group shall be required to promptly (and in any event, no later than ten (10) days following receipt of notice thereof from the Company or one of its Affiliates) pay to the Company in immediately available funds by wire transfer an amount (such amount, the “Repayment Amount”) in cash in U.S. dollars equal to (x) the amount paid by the acquiror(s) (which, for the avoidance of doubt, could include the Company and/or its Affiliates, or any Sponsor Stockholder, pursuant to the provisions of Article IV) to such Applicable Employee and/or the members of such Applicable Employee’s Management Stockholder Group in such sale(s) of Shares, minus (y) the aggregate price, if any, paid by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group to acquire the Shares sold in such sale(s) of Shares; provided, that the Repayment Amount shall not be less than zero.

For purposes of this Section 3.7(a), if such Applicable Employee and/or any member of such Applicable Employee’s Management Stockholder Group sell any Shares during the Claw Back Period and, at the time of any such sale, such Applicable Employee and the other members of such Applicable Employee’s Management Stockholder Group collectively own (after giving effect to this sentence) both (x) Shares that were acquired upon exercise of a Company Stock Option or in connection with the grant or settlement of any other Company Awards that first vested during the Claw Back Period and (y) Shares that were not acquired upon exercise of a Company Stock Option or in connection with the grant or settlement of any other Company Award that first vested during the Claw Back Period, then the Shares that are sold shall be conclusively deemed to not have been acquired upon exercise of the Company Stock Option or in connection with the grant or settlement of any other Company Award that first vested during the Claw Back Period unless and until, after giving effect to this sentence, all Shares described in clause (y) have been sold in such sale and are no longer owned by such Applicable Employee or any other member of such Applicable Employee’s Management Stockholder Group (e.g., if on a date of sale of Shares, an Applicable Employee and such Applicable Employee’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Applicable Employee and/or other members of such Applicable Employee’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Shares that were acquired upon exercise of the Company Stock Option or in connection with the grant or settlement of any other Company Award, as applicable, that first vested during the Claw Back Period). Each Applicable Employee agrees to promptly provide the Company all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 3.7(a) to the Company by the Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group.

(b) In the event that the Company is entitled to reacquire any Shares of an Applicable Employee and the members of such Applicable Employee’s Management Stockholder Group as contemplated in Section 3.7(a)(ii), such Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group, if applicable, shall promptly (and in any event, no later than five (5) business days following written notification of such transfer obligation by the Company) transfer all Shares, and all stock certificates representing such Shares if such Shares are certificated (or affidavits and other evidence reasonably requested with respect to lost, damaged or destroyed stock certificates), to the

Company free and clear of all Encumbrances (with any applicable stock transfer tax stamps properly affixed), and deliver all such releases, letters of transmittal and/or instruments of transfer properly completed and duly executed, as shall be reasonably requested by the Company.

(c) In the event that an Applicable Employee and the members of such Applicable Employee’s Management Stockholder Group sold Shares and are obligated to pay the Company the Repayment Amount as contemplated in Section 3.7(a)(iii), such Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group, if applicable, shall promptly (and in any event, no later than five (5) business days following written notification of such repayment obligation by the Company) pay such Repayment Amount to such bank account as instructed, and deliver all such releases and/or instruments or documents properly completed and duly executed, as shall be reasonably requested by the Company.

(d) Notwithstanding anything herein to the contrary, the obligations of any Management Stockholder and/or any Applicable Employee may not be assigned or transferred (whether by operation of law or otherwise) by such Management Stockholder or Applicable Employee to any Person, any assignee or transferee of Shares, or otherwise.

Section 3.8. Post-Retirement Services Obligations. Anything in this Article III to the contrary notwithstanding:

(a) If an Applicable Employee (other than an Applicable Employee who was serving solely as a Non-Sponsor Director of the Company or any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries) immediately prior to the termination of such services with the Company and/or such Subsidiary (which for this purpose includes VMware and its subsidiaries)) becomes employed by or commences providing consulting services on a substantially full-time basis for remuneration to any Person or entity other than the Company or its Affiliates at any time during the three (3) year period following the Applicable Employee’s Retirement (“Post-Retirement Services”; provided, that service solely as a director on any board of directors shall not be considered “Post-Retirement Services” for purposes of this Section 3.8), then, upon the date on which such Applicable Employee first engages in such Post-Retirement Services (such date, the “Services Commencement Date”):

(i) all of such Applicable Employee’s and any member of such Applicable Employee’s Management Stockholder Group’s Post-Termination Vesting Eligible Shares then held by such Applicable Employee and/or any member of such Applicable Employee’s Management Stockholder Group, if any, that remain subject to a Company Stock Option or other Company Award on the Services Commencement Date, whether or not vested, shall be automatically forfeited for no consideration;

(ii) any Shares then held by such Applicable Employee and/or any member of such Applicable Employee’s Management Stockholder Group that were acquired upon the exercise of any Company Stock Option or in connection with the grant or settlement of any other Company Award and that were Post-Termination Vesting Eligible Shares immediately prior to the later of the date on which such Shares were acquired by or issued to such Applicable Employee or any member of such Applicable

Employee’s Management Stockholder Group in the case of Company Stock Options or restricted stock units or the date on which such Shares vested in the case of restricted stock will immediately cease to be transferable by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group (other than to such Applicable Employee’s Permitted Transferees pursuant to Section 3.3, to the Company pursuant to this clause (ii) or transfers pursuant to and in accordance with the provisions of Section 3.4 and Section 3.5 of this Agreement) and, subject to any applicable Repurchase Limitations, may, at the Company’s election, be repurchased by the Company for a payment equal to the aggregate price, if any, paid by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group to acquire such Shares (and, if no such price was paid, for $0.00), which election shall be made within the three (3) month period following the later of (A) the Services Commencement Date and (B) the later of the date on which such Shares were acquired by or issued to such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group in the case of Company Stock Options or restricted stock units or the date on which such Shares vested in the case of restricted stock (provided, that for purposes of this clause (ii), if the Company has made the election described above in this clause (ii), it shall repurchase all such Shares which the Company failed to purchase due to Repurchase Limitations as soon as practicable, in compliance with, and subject to the terms of, this Agreement); and

(iii) if such Applicable Employee or any of the members of such Applicable Employee’s Management Stockholder Group have sold, in one or more sales, any Shares that were acquired upon the exercise of any Company Stock Option or in connection with the grant or settlement of any other Company Awards and that were Post-Termination Vesting Eligible Shares immediately prior to the later of the date on which such Shares were acquired by or issued to such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group in the case of Company Stock Options or restricted stock units or the date on which such Shares vested in the case of restricted stock, such Applicable Employee shall be required to promptly (and in any event, no later than five (5) business days following written notification of such repayment obligation by the Company) pay to the Company in immediately available funds by wire transfer an amount (such amount, the “Post-Retirement Amount”) in cash in U.S. dollars equal to (x) the aggregate amount realized by such Applicable Employee and any member of such Applicable Employee’s Management Stockholder Group with respect to the sale of such Shares in all such sales, minus (y) the aggregate price, if any, paid by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group to acquire such Shares; provided, the Post-Retirement Amount shall not be less than zero.

For purposes of this Section 3.8(a) to the extent that following the termination of the Applicable Employee’s employment or service (A) a Company Stock Option held by such Applicable Employee is exercisable for both (v) vested Post-Termination Vesting Eligible Shares and (w) vested Shares that are not Post-Termination Vesting Eligible Shares, then any Shares acquired upon exercise of such Company Stock Option shall be conclusively deemed to not be Post-Termination Vesting Eligible Shares unless and until, after giving effect to this clause (A), all vested Shares described in clause (w) have been acquired upon exercise of such Company Stock

Option (e.g. if following termination of an Applicable Employee’s employment a Company Stock Option is exercisable for an aggregate of 1,000 Shares described in clause (v) and 1,000 Shares described in clause (w) and such Applicable Employee exercises the Company Stock Option for 1,500 Shares, 500 of the Shares acquired upon such exercise will be deemed to be Post-Termination Vesting Eligible Shares) and (B) such Applicable Employee and the other members of such Applicable Employee’s Management Stockholders Group collectively own (after giving effect to clause (A) above) both (x) Post-Termination Vesting Eligible Shares that have been acquired upon exercise of any Company Stock Option and (y) Shares that do not constitute Post-Termination Vesting Eligible Shares, then in the event that such Applicable Employee and/or any other member of such Applicable Employee’s Management Stockholder Group sells any Shares, the Shares that are sold shall be conclusively deemed to not be Post-Termination Vesting Eligible Shares unless and until, after giving effect to this clause (B), all Shares described in clause (y) have been sold and are no longer owned by such Applicable Employee or any other member of such Applicable Employee’s Management Stockholder Group (e.g., if following termination of such Applicable Employee’s employment or service such Applicable Employee and such Applicable Employee’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and such Applicable Employee and/or other members of such Applicable Employee’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Post-Termination Vesting Eligible Shares). Each Applicable Employee agrees to notify the Company in writing within seven (7) days of commencing any Post-Retirement Services, and to promptly provide the Company all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 3.8(a) to the Company by such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group.

(b) In the event that the Company is entitled to reacquire any Shares of an Applicable Employee and the members of such Applicable Employee’s Management Stockholder Group as contemplated in Section 3.8(a)(ii), such Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group, if applicable, shall promptly (and in any event, no later than five (5) business days following written notification of such transfer obligation by the Company) transfer all Shares, and all stock certificates representing such Shares if such Shares are certificated (or affidavits and other evidence reasonably requested with respect to lost, damaged or destroyed stock certificates), to the Company free and clear of all Encumbrances (with any applicable stock transfer tax stamps properly affixed), and deliver all such releases, letters of transmittal and/or instruments of transfer properly completed and duly executed, as shall be reasonably requested by the Company.

(c) In the event that an Applicable Employee and the members of such Applicable Employee’s Management Stockholder Group sold Shares and are obligated to pay the Company the Post-Retirement Amount as contemplated in Section 3.8(a)(iii), such Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group, if applicable, shall promptly (and in any event, no later than five (5) business days following written notification of such repayment obligation by the Company) pay such Post-Retirement Amount to such bank account as instructed, and deliver all such releases and/or instruments or documents properly completed and duly executed, as shall be reasonably requested by the Company.

(d) Notwithstanding anything herein to the contrary, the obligations of any Management Stockholder and/or any Applicable Employee may not be assigned or transferred (whether by operation of law or otherwise) by such Management Stockholder or Applicable Employee to any Person, any assignee or transferee of Shares, or otherwise.

ARTICLE IV

CALL RIGHTS; PUT RIGHTS; LIQUIDITY PROGRAM

Section 4.1. Certain Definitions. As used in this Article IV and elsewhere in this Agreement:

(a) “Call Date” means the date on which the Company delivers a Call Notice to an Applicable Employee with respect to all or a portion of the Call Shares of such Applicable Employee and/or such Applicable Employee’s Management Stockholder Group.

(b) “Call Period” means, (i) with respect to any Legacy Shares held by the Management Stockholder Group of an Applicable Employee, unless set forth in an agreement reflecting a Company Award with such Applicable Employee in which case such meaning shall govern, the period commencing on the date that the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end for any reason whatsoever at any time, and ending on the Call Termination Date and (ii) with respect to any other Shares held by the Management Stockholder Group of such Applicable Employee, unless set forth in an agreement reflecting a Company Award with such Applicable Employee in which case such meaning shall govern, the period (x) commencing (A) if such termination of employment or service is for any reason other than by the Company for Cause, upon the six (6) month anniversary of the date that the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end at any time and (B) if such termination of employment or service is terminated by the Company for Cause, the date that the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end at any time, and (y) ending, in the case of each of (A) and (B), on the Call Termination Date.

(c) “Call Price” means, for any Call Share, if the employment or services of the Applicable Employee with the Company and all of its Affiliates is terminated:

(i) by the Company or its Affiliates for Cause, the lower of (x) the Fair Market Value of such Call Share as of the Call Date and (y) the Cost of such Call Share; or

(ii) by the Company or its Affiliates for any reason other than for Cause (including, for the avoidance of doubt, due to a Disability of such Applicable Employee), by the Applicable Employee for any reason or due to the Applicable Employee’s death, the Fair Market Value of such Call Share as of the Call Date.

(d) “Call Termination Date” means, (i) with respect to any Legacy Shares held by the Management Stockholder Group of an Applicable Employee, the nine (9) month anniversary of the later of (A) the date of termination of the employment or service of the Applicable Employee with the Company and all of its Affiliates and (B) to the extent necessary to avoid adverse accounting consequences as determined by the Company, with respect to any Call Share, the later of the date on which such Call Share was acquired by or issued to such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group in the case of Company Stock Options or restricted stock units and the date on which such Call Share vested in the case of restricted stock, and (ii) with respect to any other Shares held by the Management Stockholder Group of such Applicable Employee, the nine (9) month anniversary of the later of (A) the six (6) month anniversary of the date of termination of the employment or service of an Applicable Employee with the Company and all of its Affiliates and (B) to the extent necessary to avoid adverse accounting consequences as determined by the Company, with respect to any Call Share, the later of the date on which such Call Share was acquired by or issued to such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group in the case of Company Stock Options or restricted stock units and the date on which such Call Share vested in the case of restricted stock; provided, that notwithstanding the foregoing, in the event that at any time during the Call Period the Company is prohibited from purchasing DTI Securities under applicable securities laws, including Rule 14e-5 of the Exchange Act, the Call Termination Date shall be tolled until the Put/Call Blackout Period is no longer applicable, and the Call Period and the Call Termination Date shall each be extended by the number of days during which the Call Termination Date was tolled; provided, further, that if the Call Termination Date is not a Business Day, the Call Termination Date shall instead be the immediately succeeding Business Day after such nine (9) month anniversary date or such final day of such tolled period, as applicable.

(e) “Cost” means (i) with respect to any Call Share that is acquired upon exercise of any Company Stock Option or similar purchase right, the exercise price with respect to such Company Stock Option or similar purchase right, (ii) with respect to any other Call Share that is not a Rollover Share, the purchase price, if any, paid for such Call Share by the original holder thereof (and, if no such price was paid, $0.00), and (iii) with respect to any Call Share that is a Rollover Share, $13.75 per share, which amount in clause (i), (ii) or (iii) shall be proportionately adjusted as determined in good faith by the Board in the event of any stock split, reverse stock split, reorganization, recapitalization or reclassification, of the DTI Common Stock after (x) the initial acquisition of such Call Share in the case of clause (i) or (ii) or (y) the Original Closing in the case of clause (iii).

(f) “Put Date” means the date on which the Company receives a Put Notice from an Applicable Employee with respect to all or a portion of the Put Shares of such Applicable Employee and/or such Applicable Employee’s Management Stockholder Group.

(g) “Put Period” means, with respect to any Applicable Employee, the period commencing on the thirtieth (30th) day following the later of (i) the termination of employment or service by the Company and all of its Affiliates of such Applicable Employee with the Company and all of its Affiliates for any reason other than for Cause and (ii) the last date following such termination of employment or service on which such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group acquires any

Shares upon the exercise of Company Stock Options or similar purchase right or in settlement of a Company Award (or, if later, the last date on which any such Shares became vested Shares), and ending on the Put Termination Date.

(h) “Put Price” means, for any Put Share, the Fair Market Value of such Put Share as of the Put Date; provided, that if the event triggering the Put Right is a termination of employment or service with the Company and all of its Affiliates by an Applicable Employee (excluding any Applicable Employee who was serving solely as a Non-Sponsor Director of the Company or any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries) immediately prior to the termination of such services with the Company and its Subsidiaries (which for this purpose includes VMware and its subsidiaries)) without Good Reason (other than a Retirement or termination due to such Applicable Employee’s death or Disability) that occurs (i) with respect to any Put Share that is a Legacy Share, prior to the fourth (4th) anniversary of the later of (A) the commencement of such Applicable Employee’s employment or service with the Company and/or any of its Affiliates and (B) the Original Closing or (ii) with respect to any Put Share that is not a Legacy Share, prior to the third (3rd) anniversary of the later of (A) the commencement of such Applicable Employee’s employment or service with the Company and/or any of its Affiliates and (B) the Closing Date, the Put Price shall equal 80% of the Fair Market Value of such Put Share as of the Put Date.

(i) “Put Termination Date” means, with respect to the Management Stockholder Group of any Applicable Employee, the six (6) month anniversary of the thirtieth (30th) day following the later of (i) the termination of employment or service by the Company and all of its Affiliates of such Applicable Employee with the Company and all of its Affiliates for any reason other than for Cause and (ii) the last date following such termination of employment or service on which such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group acquires any Shares upon the exercise of Company Stock Options or similar purchase right or in settlement of a Company Award (or, if later, the last date on which any such Shares became vested Shares); provided, that notwithstanding the foregoing, in the event that at any time during the Put Period the Company is prohibited from purchasing DTI Securities under applicable securities laws, including Rule 14e-5 of the Exchange Act, the Put Termination Date shall be tolled until the Put/Call Blackout Period is no longer applicable, and the Put Period and the Put Termination Date shall each be extended by the number of days during which the Put Termination Date was tolled; provided, further, that if the Put Termination Date is not a Business Day, the Put Termination Date shall instead be the immediately succeeding Business Day after such six (6) month anniversary date.

Section 4.2. Call Right of the Company.

(a) Subject to Section 4.9, and except as otherwise agreed in writing between the Company (with the Board’s prior written approval) and an Applicable Employee, if the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end for any reason whatsoever at any time, the Company and its Subsidiaries shall have the right, but not the obligation, by delivering one (1) or more written notices (each, a “Call Notice”) from time to time to such Applicable Employee at any time during the Call Period (but in no event later than the Call Termination Date), to purchase, from time to time, all or any specified portion of the DTI Securities that have been collectively owned by such Applicable Employee and/or any member of such Applicable Employee’s Management Stockholder Group (including, as provided herein, following the exercise of any Company Stock Options or similar purchase right or settlement of any Company Award subsequent to such termination or ending of employment or service) for at least six (6) months prior to the delivery of such Call Notice to the Company (collectively, as applicable, the “Call Shares”) upon the terms and subject to the conditions set forth in this Article IV (other than Section 4.5) (a “Call Right”); provided, that notwithstanding the foregoing, the Call Right shall be subject to, and the Company shall not be required to purchase any Call Shares that would breach, violate or be inconsistent with, the terms, conditions and limitations set forth in Section 4.6. Notwithstanding anything herein to the contrary, the Company may assign its Call Right and/or right to purchase Call Shares to one or more of its Subsidiaries.

(b) Subject to Section 4.6 and Section 4.9, upon the exercise of a Call Right with respect to any Call Shares pursuant to this Section 4.2, the Company or a Subsidiary thereof shall purchase each of the Call Shares no later than 11:59 p.m. New York City time on the thirtieth (30th) day following the expiration of the Call Period from the Applicable Employee and/or one or more members of such Applicable Employee’s Management Stockholder Group (provided, that if such day is not a Business Day, then the Call Shares shall be purchased on the immediately succeeding Business Day), for the Call Price, in each case (x) payable in cash and (y) minus any applicable tax withholdings.

Section 4.3. Call Right of the Sponsor Stockholders.

(a) Subject to Section 4.9, if, at any time prior to the Call Termination Date, the Company shall have determined not to exercise its Call Right pursuant to this Article IV with respect to all or any portion of the Call Shares of an Applicable Employee and such Applicable Employee’s Management Stockholder Group or the Company fails to exercise its Call Right within the Call Period, then the Company shall promptly (and in any event, within one (1) day) notify the Sponsor Stockholders thereof and shall specify the number of Call Shares that the Company has elected not to purchase, or of the Company’s failure to exercise its Call Right prior to the expiration of the Call Period. In such event, the Sponsor Stockholders shall have the right, but not the obligation, by delivering a written notice to the Company (a “Sponsor Call Notice”) at any time following their receipt of such notice, to purchase its Participating Sponsor Pro Rata Portion of the Call Shares of the Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group not so purchased or elected to be purchased by the Company (“Sponsor Call Shares”) upon the terms and subject to the applicable conditions set forth in this Article IV (other than Section 4.5) (a “Sponsor Call Right”); provided, that a Sponsor Stockholder must deliver its Sponsor Call Notice to the Company prior to 11:59 p.m. New York City time on the thirtieth (30th) day following the applicable Call Termination Date (provided, that if such day is not a Business Day, then the immediately succeeding Business Day) (such period, the “Sponsor Call Period”). Each Sponsor Stockholder’s Sponsor Call Notice shall specify the number of Sponsor Call Shares such Sponsor Stockholder elects to purchase. If any Sponsor Stockholder fails to deliver a Sponsor Call Notice to the Company prior to the expiration of the Sponsor Call Period or does not elect to purchase its entire Participating Sponsor Pro Rata Portion of all Sponsor Call Shares that may be purchased by all Sponsor Stockholders, the Company shall promptly notify all other Sponsor Stockholders that have delivered a Sponsor Call Notice to the Company prior to the expiration of the Sponsor Call

Period electing to acquire its entire Participating Sponsor Pro Rata Portion of the Sponsor Call Shares that such Sponsor Stockholders are entitled to purchase their Participating Sponsor Pro Rata Portion (relative to all Sponsor Stockholders being so notified) of such Sponsor Call Shares with respect to which Sponsor Stockholders shall not have exercised their Sponsor Call Right. Each such Sponsor Stockholder that receives such a notice from the Company shall have three (3) Business Days following its receipt of such notice to notify the Company in writing of its desire to purchase its Participating Sponsor Pro Rata Portion of such Sponsor Call Shares with respect to which Sponsor Stockholders shall not have exercised their Sponsor Call Right. The Company shall continue to send notices of the Sponsor Call Shares with respect to which Sponsor Stockholders shall not have exercised their Sponsor Call Right to the Sponsor Stockholders that have, in each prior instance, elected within the applicable time period to acquire its entire Participating Sponsor Pro Rata Portion of such Sponsor Call Shares pursuant to this Section 4.3(a) until the earliest of (i) all Sponsor Call Shares with respect to which Sponsor Stockholders are entitled to exercise their Sponsor Call Rights under this Section 4.3(a) have elected to be purchased by the Sponsor Stockholders, (ii) all Sponsor Stockholders have committed to purchase the maximum number of Sponsor Call Shares they desire to purchase and (iii) the fifth (5th) Business Day following the expiration of the Sponsor Call Period. Promptly thereafter, the Company shall deliver, on behalf of the Sponsor Stockholders that have exercised their Sponsor Call Right, a written notice to the Applicable Employee specifying the number of Sponsor Call Shares that the Sponsor Stockholders have elected to purchase, together with such other information, documents and/or instruments as the Sponsor Stockholders may request. Notwithstanding anything herein to the contrary, the Sponsor Stockholders may assign their Sponsor Call Right and/or right to purchase Sponsor Call Shares to any Permitted Transferee of such Sponsor Stockholders, subject to the same terms and conditions as the Sponsor Stockholder.

(b) Subject to Section 4.6 and Section 4.9, upon the exercise of a Sponsor Call Right with respect to any Sponsor Call Shares pursuant to this Section 4.3, the Sponsor Stockholders that have exercised a Sponsor Call Right shall purchase each of the applicable Sponsor Call Shares no later than 11:59 p.m. New York City time on the thirtieth (30th) day following the expiration of the Sponsor Call Period, in each such case, from the Applicable Employee and/or one or more members of such Applicable Employee’s Management Stockholder Group (provided, that if such day is not a Business Day, then the Sponsor Call Shares shall be purchased on the immediately succeeding Business Day), for the Call Price, in each case (x) payable in cash and (y) minus any applicable tax withholdings.

Section 4.4. Put Right of the Management Stockholders.

(a) Subject to Section 4.9, and except as otherwise agreed in writing between the Company (with the Board’s prior written approval) and an Applicable Employee, if the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end for any reason at any time other than for Cause, such Applicable Employee shall have the right, but not the obligation, to deliver one (1) written notice in the form attached hereto as Annex C (a “Put Notice”) to the Company at any time during the Put Period (but in no event later than the Put Termination Date), to require the Company to purchase, and the Company shall have the obligation to purchase, the amount of vested Shares (including, as provided herein, any Share that is issued upon the exercise of a vested Company Stock Option or similar purchase right or in settlement of a vested Company Award) identified in such Put Notice and that have been both (x) collectively owned by such Applicable Employee and/or any member of such Applicable Employee’s Management Stockholder Group and (y) vested for at least six (6) months prior to the delivery of such Put Notice to the Company (such Shares elected to be sold to the Company, the “Put Shares”) upon the terms and subject to the conditions set forth in this Article IV (other than Section 4.5) (a “Put Right”); provided, that notwithstanding the foregoing, the Put Right shall be subject to, and the Company shall not be required to purchase any Put Shares that would breach, violate or be inconsistent with, the terms, conditions and limitations set forth in Section 4.6. For the avoidance of doubt, a Share issuable upon exercise of a Company Stock Option or similar purchase right or in settlement of a Company Award shall not be considered owned by the Applicable Employee and/or any member of such Applicable Employee’s Management Group for purposes of this Section 4.4 until such Share is actually issued by the Company upon exercise of the Company Stock Option or similar award or settlement of the Company Award.

(b) Subject to Section 4.6 and Section 4.9, upon the exercise of a Put Right with respect to any Put Shares pursuant to this Section 4.4, the Company shall purchase each of the Put Shares no later than 11:59 p.m. New York City time on the thirtieth (30th) day following the Put Date with respect to such Put Right (provided, that if such day is not a Business Day, then the Put Shares shall be purchased on the immediately succeeding Business Day), for the Put Price, in each case (x) payable in cash and (y) minus any applicable tax withholdings.

Section 4.5. Liquidity Program.

(a) Each fiscal year on a recurring semi-annual basis, the Company shall make a Liquidity Program Repurchase Offer. The Liquidity Program Repurchase Offers shall occur in accordance with the provisions of this Section 4.5(a) that are applicable to each such Liquidity Program Repurchase Offer. The Company shall make the Liquidity Program Repurchase Offers as follows: (1) a Liquidity Program Repurchase Offer shall commence (A) after the last day of the second fiscal quarter of each fiscal year but (B) on or before the ninetieth (90th) day following the last day of such fiscal quarter, and (2) an additional Liquidity Program Repurchase Offer shall commence (A) after the last day of each fiscal year but (B) on or before the ninetieth (90th) day following the last day of such fiscal year; provided, that, for the purposes of this clause (2), if a material event that is outside of the Company’s reasonable control prevents the adoption of audited financial statements for such fiscal year prior to the end of such ninety (90) day period, then such additional Liquidity Program Repurchase Offer shall instead commence within thirty (30) days following the date on which the Company receives an audit opinion with respect to such financial statements from the Company’s independent accounting firm. For purposes of this Agreement, a “Liquidity Program Repurchase Offer” means a written offer delivered by the Company to purchase for cash any and all outstanding shares of Class C DTI Common Stock. Each written notice of a Liquidity Program Repurchase Offer delivered by the Company to holders of Class C DTI Common Stock shall constitute a “Liquidity Program Repurchase Offer Notice.” Notwithstanding the foregoing, (I) each Liquidity Program Repurchase Offer shall be subject to, and the Company shall not be required to make any Liquidity Program Repurchase Offer that would breach, violate or be inconsistent with, the terms, conditions and limitations set forth in Section 4.6 and (II) to the extent the Company is prohibited from repurchasing Shares pursuant to Section 4.6, the Company shall make the applicable Liquidity Program Repurchase Offer to purchase the maximum number of Shares that may be purchased without violating any provisions thereof.

(b) In order to accept a Liquidity Program Repurchase Offer, a Stockholder must deliver to the Company a properly completed and duly executed irrevocable notice accepting the Liquidity Program Repurchase Offer in the form attached to the Liquidity Program Repurchase Offer Notice (which shall, among other things, identify the number shares of Class C DTI Common Stock elected to be sold to the Company), together with all other documents required to be delivered in connection therewith, properly completed and duly executed, including all such shares of Class C DTI Common Stock elected to be sold by such Stockholder and, if such Stockholder is an Applicable Employee, all members of such Applicable Employee’s Management Stockholder Group, to the Company in such Liquidity Program Repurchase Offer, and all stock certificates representing such shares of Class C DTI Common Stock if such shares of Class C DTI Common Stock are certificated (or affidavits and other evidence reasonably requested with respect to lost, damaged or destroyed stock certificates), free and clear of all Encumbrances (with any applicable stock transfer tax stamps properly affixed), and deliver all such letters of transmittal and/or instruments of transfer as shall be reasonably requested by the Company in connection with such Liquidity Program Repurchase Offer, no later than the expiration of the Liquidity Program Repurchase Offer Window Period (collectively, the “Liquidity Program Repurchase Acceptance Notice”). If any Stockholder fails to deliver to the Company all items required in its Liquidity Program Repurchase Acceptance Notice prior to the expiration of the Liquidity Program Repurchase Offer Window Period, such Stockholder and, if such Stockholder is an Applicable Employee, all members of such Applicable Employee’s Management Stockholder Group, shall have waived and be deemed to have waived all of their rights with respect to such Liquidity Program Repurchase Offer. The Liquidity Program Repurchase Offer shall remain open for the duration of the Liquidity Program Repurchase Offer Window Period. The Liquidity Program Repurchase Offer Notice shall include a form of notice of acceptance to be completed by the applicable Stockholders who wish to accept such Liquidity Program Repurchase Offer. The price for each share of Class C DTI Common Stock set forth in the Liquidity Program Repurchase Offer Notice shall be equal to the Fair Market Value of each such share of Class C DTI Common Stock to be repurchased as of the date of the Liquidity Program Repurchase Offer Notice. The Liquidity Program Repurchase Offer Notice shall be delivered by or on behalf of the Company to Stockholders to the address, e-mail address or facsimile number appearing in the books and records of the Company or on the signature pages hereto and/or Joinder Agreement (if applicable) of such Stockholders.

(c) If one or more Stockholders who receive a Liquidity Program Repurchase Offer Notice accepts such Liquidity Program Repurchase Offer by delivering a Liquidity Program Repurchase Acceptance Notice to the Company prior to the expiration of the applicable Liquidity Program Repurchase Offer Window Period, the Company shall, subject to the terms, conditions and limitations set forth in Section 4.6 and Section 3.2, consummate the purchase of the shares of Class C DTI Common Stock so elected in each such Liquidity Program Repurchase Acceptance Notice, and shall make any payment required by this Section 4.5 (less any applicable withholding taxes), no later than the thirtieth (30th) day following the expiration of the applicable Liquidity Program Repurchase Offer Window Period (provided, that if such day is not a Business Day, then the immediately succeeding Business Day).

Section 4.6. Limitations on Repurchases.

(a) Repurchase Delays. If (i) the Company is prohibited from repurchasing shares of DTI Common Stock, including any Put Shares, Call Shares and/or Shares in a Liquidity Program Repurchase Offer, as applicable, for which a Put Right, Call Right and/or right to participate in a Liquidity Program Repurchase Offer, as the case may be, was or may be exercised (collectively, “Repurchase Shares”), pursuant to Delaware law or other applicable law (including, for the avoidance of doubt, non-U.S. law and/or foreign exchange or currency control laws and regulations), due to a Put/Call Blackout Period and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company and/or its Subsidiaries or (ii) the Company’s Subsidiaries are prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to effect such repurchase of Repurchase Shares in accordance with Delaware law or other applicable law and/or the then applicable terms and conditions of any preferred stock, debt financing arrangement or other indebtedness of the Company and/or its Subsidiaries) (the foregoing clauses (i) and (ii), collectively, “Repurchase Limitations”), the Company shall repurchase, as soon as, and to the maximum extent possible, such number of Repurchase Shares that can be purchased under, and in compliance with, the Repurchase Limitations, without violating any provisions, terms and/or conditions thereof, in each case, subject to Section 4.6(c). The Company will use its good faith efforts to cause any debt financing arrangements to permit at least $100,000,000 of repurchases of DTI Securities each fiscal year; provided, that in no event shall the Company or any of its Subsidiaries or controlled Affiliates be required to agree to any, or amend, supplement, waive or modify any, terms or conditions in a manner adverse to the Company or its Subsidiaries or controlled Affiliates. The Company shall repurchase all Repurchase Shares which the Company failed to purchase due to Repurchase Limitations as soon as practicable, in compliance with, and subject to the terms of, this Agreement.

(b) Repurchase Caps. In addition to the Repurchase Limitations set forth in Section 4.6(a) and subject to the repurchase priority set forth in Section 4.6(c), notwithstanding anything herein to the contrary, the Company’s obligation to repurchase shares of DTI Common Stock shall be subject to the limitations set forth in this Section 4.6(b). Repurchases of shares of DTI Common Stock pursuant to Liquidity Program Repurchase Offers and repurchases of shares of DTI Common Stock pursuant to the exercise of Put Rights or similar contractual rights of stockholders of the Company (which, for the avoidance of doubt, shall include any net share withholding to pay the minimum required tax withholding due in connection with the issuance or vesting of such Shares) are collectively subject to, and the Company is not obligated to purchase any such Shares, in any fiscal year period in excess of the lesser of (i) $300,000,000 in the aggregate and (ii) the amount available at the time of such repurchase under the restricted payment basket in section 6.08(a)(vi) of the Credit Agreement or the lowest amount pursuant to a comparable provision in any other instruments or agreements evidencing debt securities, term loan indebtedness and other debt financing arrangements of the Company and/or its Affiliates (the “Aggregate Cap”) and the Individual Cap (together with the Aggregate Cap, the “Repurchase Caps”); provided, that the Company (solely with the Board’s prior written consent) may waive the Aggregate Cap or (with the prior written consent of the MD Stockholders and the SLP Stockholders) any applicable Individual Cap as it may apply to the Management Stockholder Group of any Applicable Employee. The Company shall repurchase all shares of DTI Common Stock pursuant to Liquidity Program Repurchase Offers and repurchases of shares of DTI Common Stock pursuant to the exercise of Put Rights or similar contractual rights of stockholders of the Company (which, for the avoidance of doubt, shall include any net share withholding in connection with the exercise of Company Stock Options to acquire such shares) which the Company failed to purchase due to the Repurchase Caps as soon as practicable, in compliance with, and subject to the terms of, this Agreement. Notwithstanding anything to the contrary in Section 4.6, until such date as Repurchase Shares held by a Management Stockholder are repurchased in accordance with Section 4.2, Section 4.3, Section 4.4, or Section 4.5, as applicable, the Management Stockholder shall have all the rights and privileges as a holder of Shares with respect to such Repurchase Shares, including but not limited to the rights set forth in Section 3.4 (Tag-Along Rights) and Section 3.5 (Drag-Along Rights).

(c) Repurchase Priority. In the event that either the repurchase of Repurchase Shares of more than one Person has been delayed pursuant to Section 4.6(a) and/or a Management Stockholder Group’s shares of DTI Common Stock cannot be repurchased due to the Repurchase Caps, the Company shall repurchase any then pending Repurchase Shares that it is permitted under this Section 4.6 to repurchase but which the Company failed to purchase due to Repurchase Limitations in the priority set forth in clauses (i) through (iii) below. In addition, if, as of any given date, the Company is, as of such date, obligated to repurchase shares of DTI Common Stock from more than one Management Stockholder Group or Person, irrespective of whether such shares are Put Shares, Call Shares, Shares in a Liquidity Program Repurchase Offer, or otherwise, the Company shall repurchase any shares of DTI Common Stock that it is required to purchase pursuant to this Agreement and/or any other contractual arrangement, in the priority set forth in clauses (i) through (iii) below.

(i) First, subject to the Repurchase Caps, all shares of DTI Common Stock for which a Put Right or similar contractual right of a Stockholder was exercised, on a pro rata basis among all holders of such shares.

(ii) Second, only if all shares of DTI Common Stock in clause (i) have been repurchased by the Company or a Subsidiary within the Repurchase Caps, all shares of DTI Common Stock for which a Call Right or similar contractual right of the Company with respect to a Stockholder was exercised, on a pro rata basis among all holders of such shares; provided, for the avoidance of doubt, the failure of the Company to repurchase shares of DTI Common Stock pursuant to Section 4.4 due to a Repurchase Cap shall not delay, limit or impair the Company’s ability to repurchase shares of DTI Common Stock pursuant to this clause (ii).

(iii) Third, only if all shares of DTI Common Stock in clause (ii) have been repurchased by the Company or a Subsidiary thereof, subject to the Repurchase Caps, all shares of DTI Common Stock for which the Company has received a Liquidity Program Repurchase Acceptance Notice, on a pro rata basis among all holders of such shares.

Section 4.7. Further Assurances.

(a) Upon receipt of a Call Notice from the Company, each Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group shall take all action or actions reasonably requested of such Persons by the Company that are necessary or appropriate to complete or facilitate such Call Right pursuant to this Article IV.

(b) Upon receipt of a written notice from the Company in respect of one or more Sponsor Call Notices, each Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group shall take all action or actions reasonably requested of such Persons by the Company that are necessary or appropriate to complete or facilitate such Sponsor Call Rights pursuant to this Article IV.

(c) Upon the delivery to the Company of a Put Notice by an Applicable Employee, such Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group and the Company shall take all action or actions reasonably requested of such Persons by the Company that are necessary or appropriate to complete or facilitate such purchase of such Put Shares pursuant this Article IV.

(d) Upon the delivery to the Company of a Liquidity Program Repurchase Acceptance Notice by an Applicable Employee, the Company, such Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group participating therein shall take all action or actions reasonably requested of such Persons that are necessary or appropriate to complete or facilitate such Liquidity Program Repurchase Offer pursuant to this Article IV.

Section 4.8. Termination of Article IV. The right of the Company (or, to the extent provided in Section 4.3, the Sponsor Stockholders) to effect a Call Right, the obligation of the Company to make a Liquidity Program Repurchase Offer or purchase shares of Class C DTI Common Stock pursuant thereto, and the obligation of the Company to purchase any Put Shares, in each case, as set forth in this Article IV, automatically terminates without any further action upon an IPO. The right of the Company (or, to the extent provided in Section 4.3, the Sponsor Stockholders) to effect a Call Right and the obligation of the Company to purchase any Put Shares, in each case, as set forth in this Article IV, automatically terminates without any further action upon the consummation of a Change in Control in which the Shares held by Management Stockholders are exchanged for, or converted into, equity securities of a Person, which equity securities are listed on a securities exchange or automated quotation system. In addition, the obligation of the Company to make a Liquidity Program Repurchase Offer or purchase shares of Class C DTI Common Stock pursuant thereto automatically terminates without any further action upon the consummation of a Change in Control.

Section 4.9. MD Priority Repurchase Right. Notwithstanding anything in Section 4.2 or Section 4.4 to the contrary, at any time that the Company has the right or the obligation to repurchase Shares pursuant to Section 4.2 or Section 4.4, the Company shall promptly, and in any event within five (5) Business Days of the event giving rise to such right or obligation, provide written notice (the “Repurchase Notice”) to MD of the facts giving rise to such right or obligation and the number of Shares subject thereto (the “Subject Shares”) and MD shall have the right, exercisable by MD notifying the Company in writing within thirty (30) days following receipt by MD of the Repurchase Notice (provided that in no event shall this 30-day period extend the applicable time periods in which the Subject Shares must be repurchased under Section 4.2, Section 4.3 or Section 4.4, as applicable), to acquire all or any portion of the Subject

Shares on the same terms and conditions as the Company would, in the absence of such election by MD, have the right to purchase such Subject Shares pursuant to Section 4.2 or Section 4.4. In the event that MD elects to purchase any Subject Shares pursuant to this Section 4.9, (i) MD shall have the rights, and be subject to all of the obligations, of the Company under Section 4.2 or Section 4.4, as applicable, including but not limited to the applicable time periods, deadlines, notice requirements, and payment obligations set forth with respect to the Company thereunder, (ii) the Company’s right or obligation to acquire Subject Shares pursuant to Section 4.2 or Section 4.4 shall apply only to such Subject Shares (if any) that MD has not acquired, and (iii) the right of the Sponsor Stockholders (other than MD’s right pursuant to this Section 4.9) to purchase such Subject Shares under Section 4.3 shall apply only to such Subject Shares that neither MD nor the Company has elected to acquire. Notwithstanding the foregoing in this Section 4.9 above, if MD elects to repurchase the Subject Shares but fails to complete the repurchase transaction in accordance with the terms of this Agreement, then the Company shall have the obligation to promptly complete the repurchase transaction in accordance with Section 4.2 (to the extent the Company timely exercised its call right in accordance with the terms thereunder) or Section 4.4 (without regard to the expiration of any otherwise applicable period or deadline thereunder), as applicable, as if MD had never made a repurchase election under this Section 4.9.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1. Further Assurances. From time to time, at the reasonable request of the MD Stockholders or the SLP Stockholders and without further consideration, each Management Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.2. Confidentiality. The terms of this Agreement, any information relating to any exercise of rights hereunder, and any documents, notices or other communications provided pursuant to the terms of this Agreement, including any Call Notice, Put Notice, Liquidity Program Repurchase Offer and/or any documents, statements, certificates, materials or information furnished, disseminated or otherwise made available in connection therewith (“Confidential Information”), shall be confidential and no Management Stockholder shall disclose to any Person not a party to this Agreement any Confidential Information, except (a) to such Management Stockholder’s advisors, agents, accountants and attorneys, in each case so long as such Persons agree to keep such information confidential and (b) to a Permitted Transferee pursuant to a transfer by such Management Stockholder in accordance with Article III. Except as set forth in the immediately preceding sentence, no Management Stockholder shall disclose or use in any manner whatsoever, in whole or in part, any Confidential Information, any information concerning the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their respective employees, directors or consultants received on a confidential basis from the Company or any other Person under or pursuant to this Agreement including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company or any other Person in connection with the purchase or ownership of any DTI Securities; provided, however, that the foregoing shall not be construed, now or in the future, to apply to any information obtained from sources other than the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their employees, directors, consultants, agents or representatives (including attorneys, accountants, financial advisors, engineers and insurance brokers) or information that is or becomes in the public domain through no fault of such Management Stockholder or any of his, her or its Permitted Transferees, nor shall it be construed to prevent such Management Stockholder from making any disclosure of any information (A) if required to do so by any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any court or other governmental authority, in each case applicable to or binding upon such Management Stockholder or (B) pursuant to subpoena.

Section 5.3. Cooperation with Reorganizations.

(a) Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries), on the other hand, the Management Stockholders shall, to the extent necessary, as determined by the approval of the MD Stockholders and the SLP Stockholders, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement.

(b) IPO Reorganization.

(i) In the event the Company proposes to undertake an IPO, the Company may (or the MD Stockholders and the SLP Stockholders, acting jointly, may cause the Company to) make changes, solely for the express purpose of a registered public offering of the securities of the IPO Entity pursuant to the Securities Act, to (A) the Organizational Documents of the Company or this Agreement to provide for a conversion of the Company to any other capital structure as the Company or the MD Stockholders and the SLP Stockholders may determine and/or (B) the structure of the Company (including the conversion of the Company into a successor corporation or other entity and/or forming a new entity that will issue shares to the public and acquire, directly or indirectly, DTI Securities in the Company in order to give effect to such IPO. For purposes of this Agreement, the term “IPO Entity” means the Company or if the entity registering equity securities in connection with the IPO is (x) a Subsidiary of the Company that owns, directly or through its Subsidiaries, all or substantially all of the assets of the Company, or (y) the resulting entity from (1) such conversion of the Company to any other capital structure, (2) such conversion of the Company into a successor corporation or other entity and/or (3) the formation of such new entity that will issue equity securities to the public and acquire, directly or indirectly, DTI Securities in the Company in order to give effect to such IPO, such Subsidiary or resulting entity.

(ii) Notwithstanding anything herein to the contrary, in connection with the consummation of any IPO, each of the Management Stockholders hereby acknowledges and agrees that to the extent required by the Company (or the MD Stockholders and the SLP Stockholders, acting jointly) (A) each share of Class A DTI Common Stock held by a Management Stockholder shall be exchanged upon request by the Company or any Sponsor Stockholder for a newly issued share of Class C DTI Common Stock prior to any actions set forth in the immediately succeeding clause (C),

(B) each share of DTI Common Stock held by any of the Sponsor Stockholders or any of their respective Permitted Transferees will be converted into a share of a class of high-voting common stock of the IPO Entity that will entitle its holder to ten (10) votes per share on all matters upon which holders of common stock of the IPO Entity are entitled to vote (the “Post-IPO High Vote Common Stock”), (C) each share of Class C DTI Common Stock (including Class C DTI Common Stock which was issued in exchanged for Class A DTI Common Stock held by Management Stockholder in accordance with the preceding clause (A)) will be converted into a share of regular-voting common stock entitling its holder to one (1) vote on all matters upon which holders of common stock of the IPO Entity are entitled to vote (the “Post-IPO Regular Vote Common Stock”) and (D) each share of common stock of the IPO Entity that is issued or sold in an IPO shall be Post-IPO Regular Vote Common Stock.

(iii) Notwithstanding the foregoing, immediately prior to the consummation of an IPO, if (A) the IPO Entity is not the Company and (B) a transaction contemplated by Section 5.3(a) has not occurred, then the Company and the Stockholders shall (x) take such actions as may reasonably be necessary to exchange all DTI Securities for equity securities of such IPO Entity; provided, that all of the Management Stockholders shall, to the extent appropriate, as determined by the MD Stockholders and the SLP Stockholders, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of this Agreement (except with respect to any terms herein that do not apply after the consummation of an IPO) and (y) the Company shall assign all rights, obligations and liabilities of the Company, and shall cause the IPO Entity to assume all rights, liabilities and obligations of the Company, pursuant to the Registration Rights Agreement; provided, that no such assignment shall relieve the Company of its obligations hereunder or under the Registration Rights Agreement.

(c) Further Assurances. In connection with any proposed transaction contemplated by Section 5.3(a) or Section 5.3(b), each Management Stockholder shall take such actions as may be required and otherwise cooperate in good faith with the Company and the Sponsor Stockholders, including approving such reorganizations, mergers or other transactions and taking all actions requested by the Company or the MD Stockholders and the SLP Stockholders, acting jointly, and executing and delivering all agreements, instruments and documents as may be required in order to consummate any such proposed transaction contemplated by Section 5.3(a) or Section 5.3(b). Without limiting the effect of any other provision of this Agreement, each of the Management Stockholders, by entering into this Agreement, and in consideration of the obligations hereunder agreed to by the other parties hereto, hereby (i) agrees to the provisions of this Section 5.3 (including, without limitation, the provisions under which each share of Class A DTI Common Stock held by such Management Stockholder shall be exchanged for a newly issued share of Class C DTI Common Stock), and (ii) knowingly, voluntarily, and intentionally forever waives, surrenders, and agrees not to assert, whether directly or derivatively, in an action at law or in equity, any claim that such Management Stockholder may now or hereafter have in connection with any conversion of shares provided for in this Section 5.3 (including, without limitation, any claim that the shares held by such Management Stockholder as a result of any such exchange or conversion are not validly issued and outstanding shares); provided, however, that nothing in the foregoing clauses (i) and (ii) of this Section 5.3(c) shall preclude any action or claim by any Management Stockholder to enforce the terms of this Agreement.

ARTICLE VI

ADDITIONAL MANAGEMENT STOCKHOLDERS

Section 6.1. Additional Management Stockholders.

(a) Additional Management Stockholders may be added as parties to, be bound by and receive the benefits afforded by, and be subject to the obligations provided by, this Agreement upon the execution and delivery of a Joinder Agreement in the form attached hereto as Annex A by such additional Management Stockholder to the Company and the acceptance thereof by the Company. No later than one (1) Business Day following such execution, the Company shall deliver to each Sponsor Stockholder a notice thereof, together with a copy of such Joinder Agreement.

(b) To the extent permitted by Section 7.7, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional Management Stockholder as the MD Stockholders, the SLP Stockholders and such additional Management Stockholder may agree.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Entire Agreement. This Agreement (together with the Registration Rights Agreement, the Share Rollover Agreements, the RSU Rollover Agreements and any Company Award between the Company and an Applicable Employee for any Management Stockholder) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

Section 7.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 7.3. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 7.4. Submissions to Jurisdictions; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 7.12 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 7.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.4(e).

Section 7.5. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 7.6. Consents, Approvals and Actions.

(a) MD Stockholders. All actions required to be taken by, or approvals or consents of, the MD Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, MD or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the MD Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the MD Stockholders.

(b) SLP Stockholders. All actions required to be taken by, or approvals or consents of, the SLP Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the SLP Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the SLP Stockholders.

(c) MSD Partners Stockholders. All actions required to be taken by, or approvals or consents of, the MSD Partners Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the MSD Partners Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the MSD Partners Stockholders.

Section 7.7. Amendment; Waiver.

(a) Except as set forth below, any amendment or modification of any provision of this Agreement shall require the prior written approval of the Company, the MD Stockholders and the SLP Stockholders; provided, that (i) if the express terms of any such amendment or modification disproportionately and materially adversely affects a Management Stockholder relative to the Sponsor Stockholders or any other Management Stockholder, it shall require the prior written consent of the holders of a majority of the DTI Securities held by such affected Management Stockholders in the aggregate and (ii) if the express terms of any such amendment or modification disproportionately and materially adversely affects the MSD Partners Stockholders relative to the other Sponsor Stockholders, it shall require the prior written consent of the holders of a majority of the Shares held by the MSD Partners Stockholders in the aggregate. Notwithstanding the foregoing, (i) the foregoing proviso shall not apply with respect to (x) subject to compliance with Section 3.5, amendments or modifications in connection with, and subject to the consummation of, any Drag-Along Sale, (y) subject to compliance with Section 5.3, amendments or modifications in connection with any IPO Reorganization and (z) in the case of Management Stockholders, amendments or modifications that do not apply to Management Stockholders and, in the case of the MSD Partners Stockholders, amendments or modifications that do not apply to the MSD Partners Stockholders, (ii) neither the entry into any employment, severance, change of control, consulting, option grant or award or other similar agreement between the Company or any of its Affiliates, on the one hand, and an Applicable Employee of a Management Stockholder, on the other hand, the amendment, supplement or modification thereof, nor the waiver or consent of any provision or term herein or therein with respect to any Management Stockholder, shall constitute an amendment or modification of any provision of this Agreement, (iii) any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party hereto pursuant to Article VI shall not constitute an amendment or modification hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient and (iv) the Company shall promptly amend the books and records of the Company appropriately as and to the extent necessary to reflect the removal or addition of a Management Stockholder, any changes in the amount and/or type of DTI Securities beneficially owned by each Management Stockholder and/or the addition of a transferee of DTI Securities or a recipient of any DTI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.

(b) Any failure by the Company or a Sponsor Stockholder at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. The waiver by the Company or a Sponsor Stockholder of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of the Company or a Sponsor Stockholder to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by the Company or a Sponsor Stockholder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.8. Assignment of Rights By Management Stockholders. No Management Stockholder may assign or transfer its rights under this Agreement except with the prior consent of the MD Stockholders and the SLP Stockholders. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 7.8 shall be null and void.

Section 7.9. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 7.10. Third Party Beneficiaries. Except for Section 7.13 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 7.11. Termination. This Agreement shall terminate only (i) by written consent of the MD Stockholders (for so long as the MD Stockholders own DTI Securities), the SLP Stockholders (for so long as the SLP Stockholders own DTI Securities) and the holders of a majority of the DTI Securities held by all of the Management Stockholders, (ii) upon the consummation of a Drag-Along Sale or (iii) upon the dissolution or liquidation of the Company.

Section 7.12. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:

(a) in the case of the Company, to its principal office to the attention of its General Counsel;

(b) in the case of the Stockholders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the SLP Stockholders, to:

c/o Silver Lake Partners
2775 Sand Hill Road
Suite 100
Menlo Park, CA 94025
Attention: Karen King
Facsimile: (650) 233-8125
E-mail: karen.king@silverlake.com

and

c/o Silver Lake Partners
9 West 57th Street
32nd Floor
New York, NY 10019
Attention: Andrew J. Schader
Facsimile: (212) 981-3535
E-mail: andy.schader@silverlake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attention:	Rich Capelouto
Tristan M. Brown
Dan N. Webb
Facsimile: (650) 251-5002
Email: rcapelouto@stblaw.com
Email: tbrown@stblaw.com
Email: dwebb@stblaw.com

If to any of the MD Stockholders, to:

Michael S. Dellc/o Dell Inc.
One Dell Way
Round Rock, TX 78682
Facsimile: (512) 283-1469
Email: michael@dell.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Steven A. Rosenblum
Michael J. Segal
Andrew J. Nussbaum
Gordon S. Moodie
Facsimile:	(212) 403-2000
Email: sarosenblum@wlrk.com
Email: msegal@wlrk.com
Email: ajnussbaum@wlrk.com
Email: gsmoodie@wlrk.com

and

MSD Capital, L.P.
645 Fifth Avenue
21st Floor
New York, NY 10022-5910
Attention:	Marc R. Lisker
Marcello Liguori
Facsimile: (212) 303-1772
Email: mlisker@msdpartners.com
Email: mliguori@msdcapital.com

If to any of the MSD Partners Stockholders, to:

MSD Partners, L.P.
645 Fifth Avenue
21st Floor
New York, NY 10022-5910
Attention:	Marc R. Lisker
Marcello Liguori
Facsimile:	(212) 303-1772
Email: mlisker@msdpartners.com
Email: mliguori@msdcapital.com

with a copy (which shall not constitute actual or constructive notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Steven A. Rosenblum
Michael J. Segal
Andrew J. Nussbaum
Gordon S. Moodie
Facsimile:	(212) 403-2000
Email: sarosenblum@wlrk.com
Email: msegal@wlrk.com
Email: ajnussbaum@wlrk.com
Email: gsmoodie@wlrk.com

(c) If to any Management Stockholder, to the address, e-mail address or facsimile number appearing in the books and records of the Company or its Subsidiaries, on the signature pages hereto and/or Joinder Agreement (if applicable) of such Management Stockholder.

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the

Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 7.12, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address or facsimile number of such Stockholder as provided herein.

Section 7.13. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 7.14. No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

Section 7.15. Aggregation; Beneficial Ownership.

(a) All Shares (including in each case Shares issuable upon exercise, delivery or vesting of Company Awards) held by an Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group shall be deemed as being owned by such Management Stockholder Group.

(b) All DTI Securities held or acquired by any Sponsor Stockholder and its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and such Sponsor Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate. Without limiting the generality of the foregoing:

(i) for the purposes of calculating the beneficial ownership of the MD Stockholders, all of the MD Stockholders’ DTI Common Stock, the MSD Partners Stockholders’ DTI Common Stock, all of their respective Affiliates’ DTI Common Stock and all of their respective Permitted Transferees’ DTI Common Stock (including in each case DTI Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by the MD Stockholders and as being outstanding; and

(ii) for the purposes of calculating the beneficial ownership of any other Stockholder, all of such Stockholder’s DTI Common Stock, all of its Affiliates’ DTI Common Stock and all of its Permitted Transferees’ DTI Common Stock (including in each case DTI Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by such Stockholder and as being outstanding.

Section 7.16. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 7.17. Management Stockholder Group Representative. With respect to each Management Stockholder Group, the Applicable Employee (in such capacity, the “Management Stockholder Group Representative”) for such Management Stockholder Group shall act as, and each member of such Management Stockholder Group hereby designates and appoints (and each Permitted Transferee of the Applicable Employee of such Management Stockholder Group is hereby deemed to have so designated and appointed) such Management Stockholder Group Representative, as the sole representative of such Management Stockholder Group under this Agreement and the Registration Rights Agreement, as applicable, with sole power and authority to exercise all rights of the members of such Management Stockholder Group hereunder and thereunder and to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any member of such Management Stockholder Group under this Agreement and the Registration Rights Agreement, as applicable, including delivering any notice or granting any waiver or consent hereunder or thereunder. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by such Management Stockholder Group Representative on behalf of any member of such Management Stockholder Group and are and will be entitled and authorized to give notices only to such Management Stockholder Group Representative for any notice contemplated by this Agreement or the Registration Rights Agreement, as applicable, to be given to any member of such Management Stockholder Group. Each member of a Management Stockholder Group hereby acknowledges and agrees that the rights of the members of such Management Stockholder Group under this Agreement and the Registration Rights Agreement, as applicable, shall be exercised only by the Management Stockholder Group Representative with respect to such Management Stockholder Group on behalf of such members and no such members shall be separately entitled to exercise any such rights or to take any action required, authorized or contemplated by this Agreement or the Registration Rights Agreement, as applicable, by any member of such Management Stockholder Group. Each member of a Management Stockholder Group further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such member. In the event of the death or Disability of the Applicable Employee for such Management Stockholder Group, a successor Management Stockholder Group Representative may be chosen by holders of a majority of the DTI Securities beneficially owned by the members of such Management Stockholder Group; provided, that notice thereof is given by such new Management Stockholder Group Representative to the Company and the Sponsor Stockholders. Without limiting the generality of the foregoing, with respect to each Management Stockholder Group, each member of such Management Stockholder Group hereby irrevocably makes, constitutes and appoints (and each Permitted Transferee of the Applicable Employee of such Management Stockholder Group is hereby deemed to have so made, constituted and appointed) the Applicable Employee of such Management Stockholder Group (and each successor to such Management Stockholder Group Representative) the true and lawful attorney-in-fact of such member (or such Permitted Transferee), with full power and authority, for, on behalf of and in the name of such member (or such Permitted Transferee) to execute and deliver on behalf of such member (or such Permitted Transferee) any and all instruments, agreements, notices, consents and other documents that are necessary or advisable to exercise the rights and perform the acts contemplated by this Section 7.17.

Section 7.18. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 7.19. Effectiveness. This Agreement shall become effective solely upon (i) execution of this Agreement by the Company and each of the Sponsor Stockholders and (ii) the consummation of the Closing. In the event that the Merger Agreement is terminated for any reason without the Closing having occurred, this Agreement shall not become effective, shall be void ab initio and the Original Agreement shall continue in full force and effect without amendment or restatement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Management Stockholders Agreement or caused this Management Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY: DELL TECHNOLOGIES INC.

By:
Name:
Title:

[Management Stockholders Agreement]

MD STOCKHOLDER:

[Management Stockholders Agreement]

MD STOCKHOLDER: SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By:
Name:
Title:

[Management Stockholders Agreement]

MSD PARTNERS STOCKHOLDERS: MSDC DENALI INVESTORS, L.P.

By:	MSDC Denali (GP), LLC, its General Partner

By:
Name:
Title:

MSDC DENALI EIV, LLC

By:	MSDC Denali (GP), LLC, its Managing Member

By:
Name:
Title:

[Management Stockholders Agreement]

SLP STOCKHOLDERS: SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

SILVER LAKE PARTNERS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

[Management Stockholders Agreement]

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

SLP DENALI CO-INVEST, L.P.

By:	SLP Denali Co-Invest GP, L.L.C., its general partner

By:	Silver Lake Technology Associates III, L.P., its managing member

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

[Management Stockholders Agreement]

Annex A

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Management Stockholders Agreement, dated as of September 7, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Management Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the Management Stockholders party thereto and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Management Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Management Stockholders Agreement, the undersigned hereby adopts and approves the Management Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DTI Securities, to become a party as a Management Stockholder to, and to be bound by and comply with the provisions of, the Management Stockholders Agreement applicable to a Management Stockholder in the same manner as if the undersigned were an original signatory to the Management Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Management Stockholders Agreement, it is a Permitted Transferee of [●] and will be the lawful record owner of [●] shares of Class C DTI Common Stock of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Management Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DTI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Management Stockholders Agreement.]1

The undersigned acknowledges and agrees that Section 7.2 through Section 7.4 of the Management Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[1]	[To be included for transfers of Transferable Shares to Permitted Transferees]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of                     ,             .

Signature

Print Name

Address:

Telephone:

Facsimile:

Email:

AGREED AND ACCEPTED

as of the          day of                     ,             .

DELL TECHNOLOGIES INC.

By:
Name:
Title:

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Amended and Restated Management Stockholders Agreement, dated as of September 7, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Management Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the Management Stockholders party thereto and any other Persons who become a party thereto in accordance with the thereof, I,                                              , the spouse of                                              , who is a party to the Management Stockholders Agreement, do hereby join with my spouse in executing the foregoing Management Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DTI Securities and all other interests I may have in the shares and DTI Securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Management Stockholders Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)

Annex C

FORM OF

PUT NOTICE

TO

DELL TECHNOLOGIES Inc.

Pursuant to Section 4.4 of the Amended and Restated Management Stockholders Agreement, dated as of September 7, 2016, by and among Dell Technologies Inc. (the “Company”), the Sponsor Stockholders party thereto, the Management Stockholders party thereto, the undersigned and the other signatories thereto (as the same may be amended, restated, supplemented or modified from time to time, the “Agreement”), the undersigned (the “Applicable Employee”) hereby delivers to the Company this Put Notice on behalf of itself and all members of such Applicable Employee’s Management Stockholder Group. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

This Put Notice is being delivered by the Applicable Employee to the Company on or prior to the expiration of the Put Termination Date. The Applicable Employee requests the Company purchase the number of Put Shares identified on Schedule I attached hereto (the “Requested Put Shares”), in each case, for a price per share equal to the Put Price. The Applicable Employee represents and warrants to the Company that the Applicable Employee has full power and authority to execute and deliver this Put Notice on behalf of the Applicable Employee and all members of the Applicable Employee’s Management Stockholder Group and that the Requested Put Shares have been held by the Applicable Employee and/or a member of the Applicable Employee’s Management Stockholder Group for at least six (6) months prior to the delivery of this Put Notice to the Company.

The Applicable Employee hereby expressly acknowledges and agrees that (A) the Put Right shall be subject to, and the Company shall not be required to purchase any Requested Put Shares that would breach, violate or be inconsistent with, the terms, conditions and limitations set forth in Section 4.6 of the Agreement.

The Applicable Employee covenants and agrees to transfer to the Company all stock certificates representing such Requested Put Shares, if such Requested Put Shares are certificated (or if one or more of such stock certificates have been lost, stolen or destroyed, such other evidence requested by the Board with respect to lost, damaged or destroyed stock certificates), to the Company, free and clear of all Encumbrances, and covenants and agrees to deliver to the Company all such releases, letters of transmittal and/or instruments of transfer properly completed and duly executed, as shall be requested by the Company.

The Company is requested to wire any cash amounts paid in satisfaction of the Put Price to the account of the Applicable Employee included in the instructions on Schedule I attached hereto (the “Wire Transfer Instructions”). By signing this Put Notice the Applicable Employee agrees that payment of any amounts to the account designated in this Put Notice and the Wire Transfer Instructions shall constitute payment to and, upon delivery to such account, payment received by the Management Stockholder Group. The Applicable Employee, on behalf of the Management Group, hereby waives and releases any and all claims relating to the payment to the account designated in this Put Notice and the Wire Transfer Instructions, that the undersigned may have against any party relying on this Put Notice and the Wire Transfer Instructions, including, without limitation, the failure of the Management Stockholder Group to receive amounts due and owing to the undersigned which were transmitted according to this Put Notice and the Wire Transfer Instructions, and agrees to indemnify and hold the relying party harmless therefrom.

[Remainder of page intentionally left blank]

Dated the day of , 20 . As attorney-in-fact and Management Stockholder Group Representative for the Management Stockholder Group of the following named Applicable Employee:

(print name of Applicable Employee)

By:
(signature)

(print name legibly)

Schedule I

DESCRIPTION OF REQUESTED PUT SHARES
Name(s) and Address(es) of Registered Owner(s) (Please Note Address Changes)	Certificate Number	No. of Shares

Total No. of Shares g

WIRE TRANSFER INSTRUCTIONS

Please insert your wire transfer instructions in the space provided below:

Bank Name:

Bank Telephone Number:

Account Name:

Account Number:

Routing Number: